                                                                   Exhibit 10.22


                            SUNNYVALE VIII TRUST,
                          a Maryland business trust
                                   Landlord


                                      and



                               CACHEFLOW, INC.,
                            a Delaware corporation
                                    Tenant


--------------------------------------------------------------------------------

                              OFFICE / R&D LEASE

--------------------------------------------------------------------------------


                                     Dated

                                March 30, 200l

                              OFFICE / R&D LEASE

                               Table of Contents

Summary of Terms
Recitals

Section 1.     Lease of Premises
Section 2.     Term of Lease
Section 3.     Early Entry
Section 4.     Possession; Delay in Delivery of Possession
Section 5.     Rent
Section 6.     Use
Section 7.     Utilities
Section 8.     Taxes
Section 9.     Condition of Premises
Section 10.    Repairs and Maintenance
Section 11.    Alterations
Section 12.    Entry
Section 13.    Surrender of Premises; Holding Over
Section 14.    Indemnity
Section 15.    Insurance
Section 16.    Trade Fixtures
Section 17.    Communications Cables
Section 18.    Signs
Section 19.    Damage and Destruction
Section 20.    Condemnation
Section 21.    Assignment and Subletting
Section 22.    Default
Section 23.    Remedies
Section 24.    Late Charge
Section 25.    Default Interest
Section 26.    Waiver
Section 27.    Estoppel Certificates
Section 28.    Attorney Fees
Section 29.    Security for Tenant's Obligations
Section 30.    Authority
Section 31.    Notices
Section 32.    Heirs and Successors
Section 33.    Partial Invalidity
Section 34.    Entire Agreement
Section 35.    Time of Essence
Section 36.    Amounts Deem Rent

Section 37.    Amendments
Section 38.    Subordination, Nondisturbance and Attornment
Section 39.    Merger
Section 40.    Right of Relocation
Section 41.    Options to Extend Term
Section 42.    Determination of Monthly Rent for Extension Term
Section 43.    Improvements
Section 44.    Environmental Provisions
Section 45.    Publicity
Section 46.    Easements
Section 47.    Covenants and Conditions
Section 48.    Recordation
Section 49.    Intentionally Deleted
Section 50.    Security Measures
Section 51.    Brokers
Section 52.    Liability of Landlord
Section 53.    Governing Law
Section 54.    Parking; Outside Area
Section 55.    Force Majeure
Section 56.    Quite Enjoyment
Section 57.    Offer
Section 58.    Governing Law

Schedule of Attachments and Exhibits

Attachment 1. Index of Defined Terms

Exhibit A.     Legal Description of Property
Exhibit B.     Description of Premises
Exhibit C.     Work Letter Agreement
Exhibit D.     Commencement Date Memorandum

                               SUMMARY OF TERMS

Date: March 30, 2001


Landlord: Sunnyvale VIII Trust, a Maryland business trust

Tenant: CacheFlow Inc., a Delaware corporation

Premises: The two story office, research and development building located at 477 Potrero Avenue, Sunnyvale, California, the floor plans for which are shown in attached Exhibit B.

Rentable Area of Premises: approximately 45,823 rentable square feet (subject to calculation by Landlord's and Tenant's architects as set forth herein)

Outside Area: All areas of the Property located exterior of the Building shell including the Parking Lot and all landscaped areas and sidewalks.

(Section 2.) Estimated Delivery Date ("Estimated Delivery Date"): April 1, 2001

(Section 2.) Lease Term: Five (5) years from the Commencement Date.

(Section 5.) Monthly Rent: Rent shall commence as of the Commencement Date.

--------------------------------------------------------------------------------
Lease Months                            Monthly Base Rent

1-12                                                                  $181,001
13-24                                                                 $186,431
25-36                                                                 $192,024
37-48                                                                 $197,785
49-60                                                                 $203,718
--------------------------------------------------------------------------------

(Section 31.) Tenant's Address for Notices:

                                               With a copy to:
CacheFlow, Inc.                                Miller, Starr & Regalia
650 Almanor Avenue                             545 Middlefield Road, Suite 200
Sunnyvale, CA 94086                            Menlo Park, CA 94025
Attn.: Director of Facilities and Real Estate  Attn: Robin Kennedy

Tel. 408 220-2200                              Tel. 650 463-7800
Fax 408 220-2250                               Fax 650 462-1010

(Section 31.) Landlord's Address for Notices:
                                                  With copy to:

Sunnyvale VIII Trust                              Carlyle Realty
CB Richard Ellis Property Management              4675 MacArthur Court
226 Airport Parkway                               Newport Beach, CA 92660
San Jose, CA 95110
Attn: Diana Florian

                                                  Makai Properties
                                                  P.O. Box 373
                                                  Crystal Bay, Nevada 89402
                                                  Attn: Mike Newbro

                                                  Mackenzie & Albritton
                                                  One Post Street, Suite 500
                                                  San Francisco, CA 94104
                                                  Attn: Paul Albritton, Esq.

(Section 51.) Broker: CPS Commercial Property exclusively representing Landlord ("Landlord Broker") and Cawley International exclusively representing Tenant ("Tenant Broker").

The defined terms in this Summary of Terms are part of this Lease. In the event of any conflict between any information shown on this Summary and the Lease, the latter shall control.

                        OFFICE/RESEARCH & DEVELOPMENT LEASE

THIS OFFICE/RESEARCH & DEVELOPMENT LEASE (Lease) is entered into as of March 30, 2001, by and between SUNNYVALE VIII TRUST, a Maryland business trust ("Landlord") and CacheFlow Inc., a Delaware corporation ("Tenant").

                                   RECITALS

A. Landlord is owner of that certain two story building consisting of approximately 45,823 rentable square feet and improvements (collectively, the "Building") located at 477 Potrero Avenue, Sunnyvale, California, in the County of Santa Clara (the "Property") as more particularly described in Exhibit A attached hereto and incorporated herein by this reference. The Building is located in a group of eight buildings including 884, 909, 910 and 919 Hermosa Court, 310 and 324 North Mary Avenue, and 345 Potrero Avenue, collectively known as the "Central Research Park."

B. Tenant desires to lease from Landlord and Landlord desires to lease to Tenant the Property, including the Building (the floor plans for which are shown on Exhibit B attached hereto and incorporated herein by this reference), and land comprising the Property. The Building and the land are collectively referred to herein as the "Premises".

C. Landlord desires to lease to Tenant and Tenant desires to lease from Landlord the Premises on the terms and conditions contained in this Lease.

     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant (collectively, the "Parties") agree as follows:

Section 1. Lease of Premises.

Landlord leases to Tenant and Tenant leases from Landlord the Premises on the terms and conditions contained in this Lease. The Premises will be improved with the Base Building Improvements to be constructed by Landlord. The "Base Building Improvements" are as defined in Section 1.02 of the Work Letter, attached as Exhibit C attached hereto and incorporated herein by this reference. The "Rentable Area of the Building" are deemed by the Parties, for the purposes of this Lease, to be Forty-five Thousand Eight Hundred Twenty-three (45,823) square feet.

Section 2. Term of Lease.

(a) Commencement Date. The Term of this Lease will commence ("Commencement Date") on July 1, 2001, except as the Commencement Date may be extended one (1) day for each day that completion of the "Tenant Improvements" (as defined in Section 1.03 of Exhibit C) is delayed after July 1, 2001 due to a delay in the "Delivery Date" (as defined in Section 5.01 of Exhibit C) which is not caused by a "Tenant Delay" (as defined in Section 5.04 of Exhibit C).

(b) Term of the Lease. The term of the Lease ("Lease Term") will continue from the Commencement Date for the period of time specified in the Summary of Terms above, or until this Lease is terminated or extended as otherwise provided for in this Lease.

(c) Commencement Date Memorandum. Following the Commencement Date, Tenant shall execute and deliver to Landlord a memorandum of the Commencement Date in the form of attached Exhibit D ("Commencement Date Memorandum"). The Commencement Date Memorandum will acknowledge: (i) the Commencement Date; and (ii) Tenant's acceptance of the Premises.

Section 3. Early Occupancy.

Notwithstanding Section 2(a) hereof, to effect Tenant's program of improvements to such space, immediately upon the full execution and delivery of this Lease to Landlord accompanied by the Security Deposit and the Letter of Credit (which Letter of Credit may be delivered within ten (10) days after such full execution) required pursuant to Section 29, all terms of this Lease shall be in full force and effect and Tenant shall have the right to enter into the Premises, subject to the following terms and conditions:

(a) Tenant's entry prior to the Commencement Date shall be on all the terms and conditions of this Lease, other than the obligation to pay Rent;

(b) Tenant shall provide evidence of the insurance coverage required by Section 15 of this Lease;

(c) Tenant shall indemnify, defend, and hold harmless Landlord and Landlord's agents, employees, and contractors against all claims, liability, and damages arising from Tenant's entry prior to the Commencement Date, unless the same arise from the (a) gross negligence or willful misconduct of Landlord, its agents, contractors, or employees until such time as the Base Building Improvements shall have been completed and (b) thereafter, subject to Section 14 herein, the negligence or willful misconduct of Landlord, its agents, contractors, or employees.

(d) Tenant's entry prior to the Commencement Date does not constitute the commencement of the Lease and the expiration date shall not change as result of such entry by Tenant; and

(e) Between the Delivery Date and the Commencement Date, Tenant shall pay directly for all utilities and services in connection with its construction of the Tenant Improvements.

(f) Commencing on the Commencement Date, Tenant shall pay directly for all charges and assessments for telephone, water, sewer, gas, heat, electricity, garbage disposal, trash disposal, fire sprinkler and alarm monitoring, real property taxes, personal property taxes and all other utilities, and for its share of maintenance charges and services of any kind, if any, that may be furnished to the Property by Landlord based on Tenant's actual usage of same. Notwithstanding the foregoing, if, in Landlord's reasonable opinion, such actual usage cannot be reasonably ascertained, then Tenant's share shall be based on a fraction equal to the Rentable Area of the Building divided by the number of rentable square feet contained in the Central Research Park.

Section 4. Delay in Delivery of Possession.

If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Estimated Delivery Date as the same may be extended by any "Unavoidable Delays" or "Tenant Delays", neither Landlord nor Landlord's agents (including Landlord's Managing Agent as defined in Exhibit C), shall be liable to Tenant for any loss or damage resulting therefrom, provided, Tenant shall have the right, as Tenant's sole and exclusive remedy hereunder to terminate this Lease. The foregoing notwithstanding, the failure by Landlord to complete the installation of the exterior windows of the Building on or before April 30, 200l shall not be deemed a failure to deliver possession of the Premises to Tenant hereunder. Tenant may give written notice to Landlord of Tenant's intention to terminate this Lease. The notice will set forth an effective date for the termination, which will be at least ten (10) days after delivery of notice to Landlord. If Landlord delivers possession to Tenant on or before this effective date, this Lease will remain in full force and effect. If Landlord fails to deliver possession to Tenant on or before this effective date, this Lease will be terminated. Upon such termination, all consideration previously paid by Tenant to Landlord on account of this Lease will be returned to Tenant, this Lease will have no further force or effect and Landlord will have no further liability to Tenant because of this delay or termination.

Section 5. Monthly Rent and Additional Rent.

(a) Tenant agrees to pay monthly rent ("Monthly Rent") during the Lease Term in the amounts set forth in the Summary of Terms. Monthly Rent shall be payable without deduction, offset, abatement, prior notice or demand, except as may otherwise be provided herein.

(b) The Monthly Rent shall be payable in advance on the first day of each month at Landlord's address as provided herein or at such other address that Landlord may from time to time designate by written notice to Tenant. In the event that the Lease Term commences on a date other than the first day of a calendar month then, on the Commencement Date, Tenant shall pay to Landlord as Monthly Rent for the period from such Commencement Date to the first day of the next succeeding calendar month that proportion of the first month's Monthly Rent due hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the Lease Term for any reason ends on a date other than the last day of a calendar month, then on the first day of the last partial calendar month of such term, Tenant shall pay to Landlord as Monthly Rent for the period from said first day of said last partial calendar month to and including the last day of the Lease Term that proportion of that Monthly Rent then due hereunder which the number of days between said first day of said last partial calendar month and the last day of the Lease Term bears to thirty (30).

(c) Upon execution of this Lease, Tenant shall pay One Hundred Eighty-One Thousand and One Dollars ($181,00l), which amount shall be applied toward the first payment of Monthly Rent due hereunder.

(d) In the event of a "Chronic Delinquency" (as hereinafter defined), at Landlord's option, Landlord shall have the right, in addition to all other remedies under this Lease and at law, to require that Monthly Rent be paid by Tenant quarterly, in advance. This provision shall not limit in any way nor be construed as a waiver of any rights and remedies of Landlord provided herein or by law in the event of delinquency. "Chronic Delinquency" shall mean the failure by Tenant to pay Monthly Rent, or any other payments required to be paid by Tenant under this Lease, when due in any of three (3) months (consecutive or non-consecutive) during any twelve (12) month period.

(e) In addition to Monthly Rent, Tenant shall pay to Landlord as additional rent ("Additional Rent") the following commercially reasonable amounts (collectively, the "Operating Expenses") which shall be calculated and determined solely by Landlord:

(i) Taxes relating to the Premises (to the extent not paid by Tenant directly to the taxing authority) as set forth in Section 8 hereof;

(ii) Insurance premiums relating to the Premises, as set forth in Section 15 hereof, and any deductibles incurred under Section 19 hereof;

(iii) All commercially reasonable maintenance and repair costs directly attributable to the Premises as set forth in Section 10(e) hereof; provided, however, that if any such cost is based in whole or in part on real property unrelated to the Premises (including Central Research Park and owned by Landlord or its affiliates), then only that part of such expense that is fairly allocable to the Premises shall be included in Operating Expenses;

(iv) Landlords management fee, which shall not exceed three percent (3%) of gross Rent paid under this Lease;

(v) All charges, costs, expenses, and other amounts which Tenant is required to pay hereunder, together with all interest, late charges, penalties, costs and expenses, including, without limitation, reasonable attorneys fees, legal and accounting expenses, collection costs, and court costs, that may accrue thereto or be incurred in the event of Tenant's default, refusal, or failure to pay such amounts, and all damages, costs, and expenses, including, but not limited to, reasonable attorneys fees, which Landlord may incur by reason of any default by Tenant or failure on Tenant's part to comply with the terms of this Lease.

(f) The Operating Expenses shall be paid as follows. Prior to the commencement of each calendar year of the Lease Term or as soon thereafter as practicable, Landlord shall give Tenant notice of its reasonable estimate of the Operating Expenses for the ensuing year of the Lease Term. On or before the first day of each month during the ensuing year of the Lease Term, Tenant shall pay to Landlord one-twelfth (l/l 2) of such estimated amount, provided that if such a notice is not given prior to the commencement of the ensuing year of the Lease Term, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given. If at any time or times it reasonably appears to Landlord that the actual Operating Expenses for the current year of the Lease Term will vary from its estimate, Landlord may, by notice to Tenant, revise its estimate for such calendar year, and subsequent monthly payments by Tenant for such calendar year shall be based on such revised estimate.

(g) Within ninety (90) days after the close of each calendar year of the Lease Term or as soon after such ninety (90)-day period as practicable, Landlord shall deliver to Tenant (i) a statement of the Operating Expenses for such calendar year showing in reasonable detail the actual Operating Expenses incurred by Landlord, certified by Landlord, which certified statement shall be final and binding upon Landlord and Tenant, subject only to Tenant's review as set forth in Section 5(h) hereinbelow, and (ii) a statement of the payments made by Tenant under Section 5(f) above for such year. If on the basis of such statements Tenant owes an amount that is less than the estimated Operating Expenses for such year previously made by Tenant, Landlord at its election shall either promptly refund the amount of the overpayment to Tenant or credit such excess against Tenant's next-accruing subsequent obligations to Estimated Operating Expenses. If on the basis of such statements Tenant owes an amount that is more than the estimated Operating Expenses for such year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statements.

(h) If Tenant disputes the amount of Additional Rent stated in the statement, Tenant may designate, within thirty (30) days after receipt of that statement, an independent certified public accountant reasonably acceptable to Landlord to inspect Landlord's records. Tenant is not entitled to request that inspection however, if there is then an Event of Default under this Lease. The accountant must be a member of a nationally recognized accounting firm and must not charge a fee based on the amount of Additional Rent that the accountant is able to save Tenant by the inspection. Tenant shall give reasonable notice to Landlord of the request for inspection, and the inspection must be conducted in Landlord's offices, at a location in the Bay Area) at a reasonable time or times. If, after that inspection, Tenant still disputes the Additional Rent, a certification of the proper amount shall be made, at Tenant's expense, by an independent certified public accountant mutually agreed to by the Parties, which certified public accountant shall not have been engaged by either Landlord or Tenant for a period of five (5) years prior to the Commencement Date. That certification shall be final and conclusive. If said certified public accountant discovers an excess of five percent (5%) or greater in the Operating Expenses charged to Tenant, then, in addition to such discrepancy amount, Landlord shall reimburse Tenant for the cost of the aforesaid certification.

(i) Notwithstanding anything to the contrary herein, "Operating Expenses" shall not include:

(A) Costs or expenses paid by Tenant directly to third parties or as to which Landlord is otherwise reimbursed by any third party, other tenant, or by insurance or warranty proceeds; and the cost of providing any service directly to and paid directly by Tenant.

(B) Interest, principal, attorney's fees, costs of environmental investigations or reports (except if and to the extent such investigations or reports are performed on and with respect to the Premises), points, fees, and other lender costs and closing costs on any mortgage or mortgages, ground lease payments, or other debt instrument now or hereafter encumbering the Building, or the Property, or any part thereof.

(C)  Insurance premiums to the extent of any refunds of those premiums.

(D)  Any bad debt loss, rent loss, or reserves for bad debt or rent loss.

(E) Costs, fees, and compensation paid to Landlord, or to Landlord's subsidiaries or affiliates, for services in or to the Building to the extent that they exceed the charges for comparable services rendered by an unaffiliated third party of comparable skill, competence, stature, and reputation.

(F)       Costs or expenses associated with:

(1) Operation of the business of the ownership of the Building, Property or Central Research Park or the entity that constitutes Landlord or Landlord's property manager, as distinguished from the cost of Building operations, including the cost of partnership or corporate accounting and legal matters; defending or prosecuting any lawsuit with any mortgagee, lender, ground lessor, broker, tenant, occupant, or prospective tenant or occupant; and selling or syndicating any of Landlord's interest in the Building, Property, or Central Research Park or any part thereof; or

 (2) Landlord's general corporate or partnership overhead and general administrative expenses, including the salaries of management personnel who are not directly related to the Building and primariIy engaged in the operation, maintenance, and repair of the Building.

 (G) Advertising and promotional expenditures specifically directed toward leasing space in the Central Research Park.

 (H) Leasing commissions, space-planning costs, attorney fees and costs, disbursements, and other expenses:

 (1) Incurred in connection with leasing, other lease negotiations, or disputes with tenants, occupants, prospective tenants, or other prospective occupants of the Central Research Park; or

 (2)      Associated with the enforcement of any leases of the Central Research
 Park.

 (I) Costs or expenses incurred (including permit, license, and inspection fees but excluding utilities) or cash consideration paid in renovating or otherwise improving, decorating, painting, or redecorating lease premises for any individual tenant or other occupants of the Central Research Park, prospective tenants of the Central Research Park, or other occupants of Central Research Park or in renovating or redecorating vacant lease premises for exclusive lease to those tenants, prospective tenants, or other occupants.

 (J) Costs or expenses arising from any substances, materials or wastes that were installed by Landlord, its agents, contractors or employees and that, at the time of installation, any of them knew or should have known to be Hazardous Substances; or

 (K) Costs or expenses incurred to comply with Landlord's obligations under Sections 10(e), 19, or 44(k)(ii) hereof, except as specifically set forth herein.

 (L) Costs of correction, modification, alteration, or repair of (A) any structural portion of the Building, Property or Central Research Park due to faulty construction (other than by Tenant) or (B) structural defects in the Building, Property or Central Research Park or any portion thereof.

 (M)      Entertainment, dining, or travel expenses for any purpose.

(N) Other than (a) replacements of equipment or improvements that have a useful life (as determined pursuant to commercially reasonable standards) of less than five (5) years, (b) capital improvements installed on the Premises to reduce Operating Expenses or (c) any capital expenses required for the Premises to comply with any law, order, approval or regulation imposed after the Delivery Date, any capital improvement, capital replacement, or related costs, including:

(1) Costs or expenses incurred by Landlord that are considered to be capital improvement under generally accepted accounting principles;

(2) Depreciation and amortization as determined in accordance with generally accepted accounting principles (except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services that Landlord might otherwise contract for with a third party to the extent that such depreciation and amortization would otherwise have been included in the determination of the charge for the third party's services); and

(O) Costs or expenses incurred by Landlord to construct the shell improvements or to otherwise perform its obligations under Exhibit C.

(P)  The Tenant Improvement Allowance.

(Q) Any costs or expenses as may be expressly excluded from Operating Expenses elsewhere in this Lease.

(R) Despite any other provision of this Section 5(i), any time this Lease expressly permits Landlord to include a capital improvement or capital replacement expenditure as an Operating Expenses, that expenditure shall be amortized in equal installments over the useful life of that capital improvement or replacement pursuant to commercially reasonable amortization schedules.

(j) If Tenant shall fail to pay any Additional Rent in accordance with the terms hereof, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of Monthly Rent.

(k) Monthly Rent and Additional Rent are referred to collectively herein as "Rent."

Section 6.   Use.

(a) Tenant will occupy and use the Premises for research and development, sales, engineering, general office use and other legal related uses.

(b) Tenant shall not commit any acts on the Premises, nor use the Premises in any manner that will increase the existing rates for or cause the cancellation of any fire, liability, or other insurance policy insuring or hereinafter insuring the Premises or the improvements thereon. Tenant shall, at Tenant's sole cost and expense, comply with all requirements of Landlord's insurance carriers that are necessary for the continued maintenance at commercially reasonable rates of fire and liability insurance policies on the Premises and the improvements on the

Premises. However, if such compliance would result in capital repairs or improvements to the Property, Landlord shall have the right to effect such compliance and Tenant shall pay to Landlord the cost of such improvement amortized according to a commercially reasonable amortization schedule; provided, however, that for any capital repair or improvement that is unique to Tenant, the amortization shall not exceed the remainder of the Lease Term.

(c) Tenant shall not allow the Premises to be used for any immoral or unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance, either private or public, in, on or about the Premises. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls or ceiling which might endanger or damage the structure; shall not place or spill, nor suffer to be released or spilled, any harmful substances or Hazardous Materials (defined herein) in the drainage system of the Building, nor on the Premises, the Building, or the Property; and shall not overload any electrical, mechanical, plumbing, sprinkler, or other systems. No waste materials or refuse shall be permitted to remain on any part of the Premises or outside of the Building in which the Premises are a part, except in trash container(s) placed inside exterior enclosures approved by Landlord for that purpose, or inside of the Building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored or permitted to remain on the roof (other than air conditioning units and antenna installations approved by Landlord as provided herein) nor outside the Premises. Tenant shall not place anything or allow anything to be placed near any exterior window or door that is unsightly from a vantage point outside the Building. No loudspeaker or other device, system or apparatus which can be heard outside the Building that may injure or annoy other tenants of Central Business Park shall be used in or at the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant covenants and agrees Tenant shall not be entitled to any reduction of Rent hereunder nor shall Landlord have any liability to Tenant because of diminution of light, air or view by any structure which may be hereafter erected (whether or not by Landlord), by the use of the Building by other occupants, or by the use of neighboring buildings or areas by others. Tenant shall comply with any covenant, condition or restriction affecting the Premises that is of record as of the date of this Lease or, as to covenants, conditions or restrictions not of record as of the date of this Lease, only such covenants, conditions or restrictions which do not adversely affect the Tenant's occupancy or use of the Premises. The provisions of this Section 6(c) are for the benefit of Landlord only and shall not be construed to be for the benefit of any other person, or occupant of the Premises.

(d) Notwithstanding the foregoing Section 6(c), Landlord shall not erect any new structures on the Property during the Lease Term that will materially interfere with Tenant's permitted use and enjoyment of the Premises, or significantly increase Tenant's costs.

(e) Except as otherwise provided in Section 6(e) and in Landlord's Contractor's warranties, following the Delivery Date, Tenant shall thereafter, during the Lease Term, at Tenant's sole cost, promptly comply with all laws, statutes, ordinances, rules, regulations, orders, recorded covenants and restrictions, and requirements of all municipal, state, and federal authorities now or later in force, including, but not limited to, all provisions of the Americans with Disabilities Act (the "ADA"), all seismic and other earthquake protection measures being required by any governmental entity with jurisdiction with regard to the Tenant Improvements on the Premises, any requirements of Title 24 of the California Code of Regulations, the requirements of any board of fire underwriters or other similar body now or in the future constituted, and the direction or occupancy certificate issued by public officers (collectively, the "Legal Requirements"), insofar as they relate to the condition, use, or occupancy of the Premises, or the construction of any Alterations (as hereinafter defined) by Tenant. If Tenant's compliance with Legal Requirements results in capital repairs or improvements to the Property, Landlord shall effect such compliance and Tenant shall pay to Landlord the cost of such improvement amortized over the useful life of such repair or improvement as reasonably determined by Landlord, (which, in any case, shall not exceed the remainder of the Lease Term for any repair to improvements unique to Tenant). The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant that Tenant has violated any Legal Requirement in the condition, use, or occupancy of the Premises, will be conclusive of that fact as between Landlord and Tenant.

(f) Except in such circumstances where Tenant's compliance with Legal Requirements arises in connection with Tenant's particular use of the Premises, the correction or remediation of a violation arising out of or in connection with the construction of Tenant Improvements and Alterations done by or on behalf of Tenant or which violation arises out of or results from the actions of Tenant or any of Tenant's contractors, employees, licensees, invitees, or agents, Landlord shall be responsible for compliance with Legal Requirements to the extent that such compliance requires physical modifications to the foundation, roof, structural walls or Outside Area.

Section 7.    Utilities.

Tenant shall pay promptly (as the same becomes due) directly to the entity or authority providing and/or billing the same (or reimburse the entity paying for the same, as the case may be), all charges for water, gas, electricity, telephone, internet, broadband and other electronic communication service, sewer service, waste and refuse collection, and any other utilities, materials, or services furnished directly or indirectly to, for the benefit of, and/or used by Tenant on or about the Premises during the Lease Term, including, without limitation, any charges imposed after the Commencement Date. All such utility services are separately metered to the Premises. In no event shall Landlord be liable for billings, payment, advancement of money for payment, or reimbursement to others for or with respect to any of the above services, materials, or charges, and Tenant shall not be entitled to any abatement or reduction of Rent nor any rights of constructive eviction or termination by reason of any interruption or failure of utilities, material, or services to the Premises during the Lease Term. The foregoing notwithstanding, Monthly Rent shall abate on a day for day basis on the eighth day and each subsequent consecutive day of any such interruption or failure of utilities, material, or services to the Premises that results from the negligence or willful misconduct of Landlord or any of Landlord's constituent members, partners, agents, employees or contractors.

Section 8.    Taxes.

(a) Tenant shall, as Additional Rent, pay directly to the taxing authority, all Real Property Taxes (as hereinafter defined) and increases in Real Property Taxes which result from reassessment of the Property due to changes in ownership thereof during the Lease Term or which result from the reassessment of the Property due to the improvement thereof, and all installments of assessments that are due or become due from and after the Commencement Date and on or prior to the expiration or sooner termination of this Lease. As used herein the term "Real Property Taxes" shall mean and include (i) all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including, without limitation, all installments of principal and interest required to pay any general or special assessments of public improvements, and any increases resulting from reassessments caused by any change in ownership of the Premises or otherwise) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy, or use of: all or any portion of the Premises (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein; any improvements located within the Premises (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the Premises; (ii) all charges, levies, or fees imposed by reason of environmental regulation or other governmental control of the Premises, (excluding any penalty or fine imposed on the Premises resulting solely from the negligence or willful misconduct of Landlord, its agents, contractors or employees); (iii) any and all permit, inspection, and license fees and other public charges of whatever nature that are assessed against the Property or arise because of the occupancy, use, or possession of the Property (including, but not limited to transit charges, traffic impact fees, housing fund assessments, open space charges, childcare fees, school fees, or any taxes on, or which shall be measured by, any rents or rental income, taxes on personal property, whether of Landlord (if used for the maintenance or operation of the Building) or Tenant; and (iv) all costs and fees (including reasonable attorney fees) incurred by Landlord or Tenant in reasonably contesting any Real Property Tax and in negotiation with public authorities as to any Real Property Tax. If at any time during the Lease Term, the taxation or assessment of the Premises prevailing as of the Commencement Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed, or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge: (v) on the value, use, or occupancy of the Premises or Landlord's interest therein; (w) on or measured by the gross receipts, income, or rentals from the Premises; (x) on Landlord's business of leasing the Premises; (y) based on vehicular ownership, parking, employment, production, or the like; or (z) computed in any manner with respect to the operation of the Premises, then any such tax or charge, however, designated, shall be included within the meaning of the term Real Property Taxes for purposes of this Lease. If any Real Property Tax is based in part on property or rents unrelated to the Premises (including adjacent real property owned by Landlord or its affiliates) then only that part of such Real Property Tax, if any, that is fairly allocable to the Premises shall be included within the meaning of the term Real Property Taxes. Notwithstanding the foregoing, the term Real Property Taxes shall not include and Tenant shall not be responsible for any taxes in the nature of estate, inheritance, transfer, gift, or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources.

(b) Real Property Tax Payments. Landlord shall have Real Property Tax invoices sent directly by the taxing authority to Tenant and Tenant shall pay such invoices in full no later than twenty (20) days prior to delinquency (and in any case in a timely manner to avoid penalty) with a copy of evidence of payment to Landlord. Tenant shall promptly provide Landlord with copies of all current Real Property Tax bills and assessments upon receipt by Tenant and Landlord shall promptly provide Tenant with copies of all current Real Property Tax bills and assessments which may delivered to Landlord by the taxing authority following the Commencement Date. If Tenant has previously been delinquent in payment of any Real Property Tax, Landlord may elect to collect Real Property Taxes from Tenant in advance, as Operating Expenses under Section 5 and to pay such Real Property Taxes directly.

(c) Contesting Real Property Taxes. Tenant shall have the right to contest in good faith with the appropriate government authorities any material increase in any Real Property Tax or assessment, provided that Tenant takes appropriate measures to protect Landlord's property from liens relating to such disputed tax and has reimbursed Landlord for any such tax which may have been actually paid by Landlord as set forth above. Landlord agrees to cooperate with Tenant in prosecuting any appeal taken by Tenant as a result of such increase, at no cost or expense to Landlord, and shall promptly pay to Tenant any refund or reduction received by Landlord (less any cost to Landlord in securing the refund or reduction) that was previously paid or reimbursed to Landlord by Tenant.

(d) Tenant shall pay directly to the public authorities charged with the collection on or before the last day on which payment may be made without penalty or interest, as Additional Rent, all taxes, permit, inspection, and license fees, and other public charges of whatever nature that are assessed against personal property or trade fixtures owned by Tenant or others and placed by Tenant on or about the Premises, and any interest or penalties applicable thereto (if any) for non-payment or late payments arising therefrom, and all installments of assessments against such personal property or trade fixtures of Tenant that are due or become due from and after the date of this Lease and on or prior to the expiration or sooner termination of this Lease.

(e) All Real Property Taxes levied on the Premises for the tax year in which the Commencement Date falls shall be appropriately prorated between Landlord and Tenant, so that Tenant's obligation will reflect the portion of that tax year after the Commencement Date. Taxes levied on the Premises for the tax year in which the Termination Date occurs shall be similarly prorated between Landlord and Tenant to reflect the period of Tenant's possession of the Premises during that tax year. Tenant's obligations for Real Property Taxes for the last full or partial year of the Lease Term will survive the expiration or earlier termination of this Lease.

(f) If Tenant has not paid any Tax required by this Lease to be paid by Tenant before its delinquency, or if a Tax is contested by Tenant and that Tax has not been paid within thirty (30) days after a final determination of the validity, legality, or amount of the Tax, then Landlord may, but shall not be required to, pay and discharge the Tax. If a Tax is paid by Landlord, the amount of that payment shall be due and payable to Landlord by Tenant with the next succeeding rental installment, and shall bear interest at the lesser of ten percent (10%) per annum or the highest rate allowed by law from the date of the payment by Landlord until repayment by Tenant.

Section 9.    Condition of Premises.

(a) Subject to (i) Landlord's enforcement of Landlord's Contractor's warranties as set forth in Section 4.04 of Exhibit C and (ii) the completion of Punch List Items as defined and described in Exhibit C, Tenant shall accept possession of the Premises on the Delivery Date, in their then-existing as is condition (but excluding any latent defects in the Base Building Improvements), subject to (A) all applicable laws, ordinances, and regulations governing and regulating the use of the Premises, (B) the J. Paul Access (as defined in Section 46), if any, and (C) any easements, recorded covenants, conditions, and restrictions, licenses, or rights-of-way. Except as specifically set forth herein, Landlord makes no representation or warranty as to the condition of such Premises or as to the use or occupancy that may be made thereof.

(b) Landlord warrants that, as of the Delivery Date the structural elements, elevator, subfloor plumbing, new roof, foundations, and exterior walls shall be in good working order and condition.

(c) Landlord represents, warrants and covenants that as of the date hereof it has good and marketable title to the Premises in fee simple and that the same is subject to no leases, tenancies, encumbrances, liens, defects in title or restrictions on the transfer of all or a part thereof that would materially and adversely affect Tenant's use or possession of the Premises. To Landlord's knowledge, the Building is not located in a designated Flood Zone.

(d) Landlords represents and warrants that as of the date hereof it has not received written notice from any governmental agency that Landlord has violated, or that the Premises are in violation of, any Environmental Laws, or any governmental permit, license or other approval for the use or occupancy of the Premises issued to Landlord by any Agencies.


Section 10.   Repairs and Maintenance.

(a) Tenant shall, at Tenant's sole expense, keep and maintain the Premises, including, without limitation, interior walls, roof membrane, heating, ventilation and air conditioning systems, operating systems, fire sprinklers, alarms, all windows (interior and exterior), window frames, plate glass and glazing, truck doors, plumbing systems (such as water and drain lines, sinks, toilets, faucets, drains, showers, and water fountains), electrical systems (such as panels, conduits, outlets, and lighting fixtures, including lamps, bulbs, tubes, and ballasts), heating and air conditioning systems (such as compressors, fans, air handlers, ducts, mixing boxes, thermostats, time clocks, supply and return grills), interior surfaces of the Premises, store fronts, down mechanisms, latches, locks, skylights (if any), fire extinguishing systems and equipment, and all other interior improvements of any nature whatsoever, that are part of the Premises (collectively, the "Building Systems"). Tenant will keep such items in good and clean condition and repair (and, subject to the further provisions of this Section 10(a), by replacing such items as needed), and deliver to Landlord physical possession of the Premises at the termination of this Lease or any sooner expiration thereof, in good condition and repair, reasonable wear and tear excepted. Except to the extent of Landlord's "Grounds Maintenance" as set forth in Section 10(f), Tenant shall keep and maintain the Outside Area in good, safe and sanitary order, condition and repair and in compliance with Legal Requirements in accordance with Section 6(e). All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality. If and to the extent Tenant's obligations under this Section require replacement of a Building System, Tenant shall have the right to cause Landlord to perform such replacement, and Tenant shall pay to Landlord as Additional Rent the amortized cost of such improvement over the useful life of such repair or improvement pursuant to a commercially reasonable amortization schedule. If the work affects the structural elements of the Premises or if the estimated cost of any item of repair or replacement is in excess of Five Thousand Dollars ($5,000), Tenant shall first obtain Landlord's written approval of the scope of the work, the plans for the work, the materials to be used, and the contractor hired to perform the work, which approval shall not be unreasonably withheld or delayed.

(b) Tenant shall maintain a service contract with a licensed repair and maintenance contractor reasonably approved by Landlord for the maintenance of all heating, air conditioning, and ventilation equipment servicing the Premises. The contract should provide for periodic inspections and servicing of the heating, air conditioning, and ventilation equipment at least once every ninety
(90) days during the term of the Lease.

(c) If at any time during the Lease Term, including renewals or extensions thereof, Tenant fails to maintain the Premises, make any repairs or replacements as required by this Section, or maintain service contracts required by this Section, Landlord shall have the right to, but shall not be required to, enter the Premises and perform the maintenance or make the repairs or replacements or enter into appropriate service contracts, as the case may be. Any sums expended by Landlord in so doing, together with interest at the lesser of ten percent (10%) per annum or the highest rate allowed by law, shall be deemed Additional Rent and shall be immediately due from Tenant on demand of Landlord.

(d) Tenant waives the provisions of California Civil Code Sections 1941 and 1942 and any other law that would require Landlord to maintain the Premises in a tenantable condition or would provide Tenant with the right to make repairs and deduct the cost of those repairs from the rent.

(e) Landlord shall maintain the structural elements of the Building, including the foundation, the exterior wall structure, and the roof structure. Except as set forth in Exhibit C, Landlord will not be required to make, and Tenant shall be responsible for the cost of, any repair resulting from: any Tenant Improvement, Alteration or modification to the Building or to mechanical equipment within the Building performed by, for, or because of Tenant or to special equipment or systems installed by, for, or because of Tenant; the installation, use, or operation of Tenant's property, fixtures, and equipment; the moving of Tenant's property in or out of the Building or in and about the Premises; Tenant's use or occupancy of the Premises in violation of Section 6 of this Lease; the acts or omissions of Tenant and Tenant's employees, agents, invitees, subtenants, licensees, or contractors; fire and other casualty, except as provided by Section 19 of this Lease; or condemnation, except as provided in
Section 20 of this Lease. Landlord shall have no obligation to commence repairs under this Section until a reasonable time (not to exceed ten (10) business days) after receipt of written notice from Tenant of the need for repairs. Tenant waives any right to repair at the expense of Landlord under any applicable governmental laws, ordinances, statutes, orders, or regulations now or later in effect.

(f) Subject to reimbursement pursuant to Section 5, Landlord shall keep and maintain all grounds and landscaping in good condition and repair (collectively, "Grounds Maintenance"). To the extent not included in Operating Expenses, upon Landlord's election, within ten (10) days after receipt of an invoice from Landlord, Tenant shall, as additional rent, reimburse Landlord for all extraordinary costs incurred by Landlord in such Grounds Maintenance if and to the extent such repair or maintenance arises out of or results from the actions of Tenant or any of Tenant's contractors, employees, licensees, invitees, or agents.

Section 11.    Alterations.

(a) Following the completion of the Tenant Improvements, Tenant will not make or allow any additions, alterations, installations, or improvements in or to the Premises (collectively, the "Alterations") without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. The foregoing notwithstanding, Tenant shall be permitted to install non-structural Alterations that do not cost in excess of Twenty-Five Thousand Dollars ($25,000.00) annually, do not adversely affect Building Systems or any structural portion of the Building, and that do not involve the introduction of any Hazardous Material onto the Premises, provided Tenant notifies Landlord at least ten (10) days prior to the commencement of construction thereof and such notice sets forth in reasonable detail the Alterations to be constructed. Such consent may be conditioned on Landlord's receipt and approval of a set of plans and specifications for the Alterations no later than fifteen (15) business days prior to the scheduled construction of the Alterations as well as the use by Tenant of a contractor or contractors reasonably approved by Landlord. Landlord shall have the right to seek reimbursement from Tenant for any actual and reasonable costs incurred by Landlord in the review of such plans. The installation of furnishings, fixtures, equipment, or decorative improvements that do not affect Building Systems or the structure of the Premises, shall not constitute Alterations. All Alterations and any furnishings, fixtures, equipment, or decorative improvements remaining on the Premises after the termination or earlier expiration of this Lease shall immediately become Landlord's property and shall remain on the Premises without compensation to Tenant. At the time of Landlord's initial approval of Alterations, Landlord shall notify Tenant whether Tenant shall be required to remove such Alteration at the end of the Lease Term. For all such Alterations so identified by Landlord as requiring removal, Tenant shall cause such removal and/or restoration to be done at Tenant's sole cost and expense and Tenant shall restore the portions of the Premises subject to such removal to the condition of as of the Commencement Date of this Lease, reasonable wear and tear excepted. If Tenant fails to cause such removal and/or restoration to the identified Alterations, or other furnishings, fixtures, equipment or decorative improvement to be removed by Tenant upon the termination or earlier expiration of this Lease, such failure shall be deemed a holdover under Section 13(b) of this Lease. In addition to any other damages owing Landlord under this Section, Tenant shall owe Holdover Rent (as hereinafter defined) for each and every day of such failure. All improvements, additions, alterations, and repairs and the removal and restoration thereof, as the same may be required under this Lease, shall be performed in accordance with all applicable laws and at Tenant's sole expense. Tenant will indemnify and defend Landlord for all liens, claims, or damages caused by remodeling, improvements, additions, Alterations, and repairs and the removal and restoration thereof, if required under this Lease. Upon Landlord's request, Tenant shall provide Landlord with as-built plans for any Alteration installed by Tenant.

(b) Before any contract or subcontract is let or other agreement executed for the performance of any service, or the furnishing of any materials, the total cost of which exceeds One Hundred Thousand Dollars ($100,000.00), and before any work of any kind or nature is commenced on the construction of Alterations for which Landlord's consent is required, upon Landlord's request, Tenant shall procure and deliver to Landlord a completion bond and a payment bond, both in form and substance reasonably satisfactory to Landlord, issued by reputable surety corporations or bonding corporations qualified to do business in California, guaranteeing or otherwise assuring Landlord that the construction of the Alterations will proceed to completion with due diligence, that the reconstruction, when completed, will be fully paid for, and that the Premises will remain free of all mechanics', laborers' or materialmen's liens or claimed liens on account of any services or materials furnished or labor or work performed in connection with the construction of the Alterations.

(c) At least ten (10) days before any construction commences or materials are delivered for any Alterations that Tenant is making to the Premises, whether or not Landlord's consent is required, Tenant shall give written notice to Landlord as to when the construction is to commence or the materials are to be delivered. Landlord shall then have the right to post and maintain on the Premises any notices that are required to protect Landlord and Landlord's interest in the Premises from any liens for work and labor performed or materials furnished in making the alterations. It shall be Tenant's duty to keep the Premises free and clear of all liens, claims, and demands for work performed, materials furnished, or operations conducted on the Premises by or on behalf of Tenant. In the event that Tenant fails to provide Landlord with the notice required by this Section 11(c), Landlord shall have the right to cause the cessation of such construction and shall have the further right to file notices of cessation and/or completion, so as to allow the Premises to be protected from mechanics' liens.

(d) Tenant will not at any time permit any mechanics', laborers', or materialmen's liens to stand against the Premises for any labor or material furnished to Tenant or claimed to hive been furnished to Tenant or to Tenant's agents, contractors, or subtenants, in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction or sufferance of Tenant. Tenant shall have the right to contest the validity or amount of any lien or claimed lien, upon giving to Landlord a bond assuring that the lien or claimed lien will be paid, when and to the extent that the lien is finally determined to be valid and owing. On final determination of the lien or claim of lien, Tenant will immediately pay any final judgment rendered, with all property costs and charges, and shall have the lien released or judgment satisfied at Tenant's sole expense. If, within ten (10) days of the filing of any such lien, Tenant fails to pay or provide to Landlord a bond assuring that the lien or claimed lien will be paid, Landlord shall have the right, upon five (5) days' written notice to Tenant, to pay or bond over such lien, and take such actions as are necessary to have the lien released and prevent a judgment against the Premises or Property, and the amount paid by Landlord shall be immediately due and payable to Landlord, and shall bear interest at the lesser of ten percent (10%) per annum or the highest rate allowed by law from the date of payment by Landlord until repayment by Tenant.

(e) Landlord acknowledges Tenant's intent to install an emergency generator on the Property which installation shall be permitted, at Tenant's sole cost and expense, subject to Tenant's compliance with all of the foregoing requirements of the Section 11, including but not limited to,

Landlord's approval of Tenant's proposed installation, ongoing maintenance and closure plans (which must include reference to adequate sound, release, exhaust and safety containment of exhaust and fueling components), Landlord's approval of the make and model of the equipment to be installed and of the installation contractor, and compliance with all applicable laws, orders, approvals and regulations which may be applicable to such generator on the Property. Landlord shall be provided with copies of all required applications and filings required for such generator, including without limitation the Hazardous Material Response Plans and Business Plans required by local public safety agencies. Tenant shall not install any underground storage tanks associated with such generator. Tenant shall be responsible, at Tenant's cost, for any additional improvements or utility installations which may be required by any applicable governmental agency which result from the installation and operation of the generator on the Property. Landlord may require the removal of such generator in the event its operation creates an unreasonable nuisance to other Tenants of Central Research Park.

Section 12.    Entry.

(a)    Landlord and its agents, including Managing Agent (as defined in Section
7.01 of Exhibit C) may enter the Premises at any reasonable time upon reasonable notice to Tenant, or immediately in the case of an emergency, for the purpose of(i) inspecting the Premises and Building systems; (ii) posting notices of non-responsibility; (iii) supplying any service to be provided by Landlord to Tenant; (iv) upon reasonable prior notice, showing the Premises to prospective purchasers, mortgagees or, during the last six months of the term, to prospective tenants; (v) making necessary alterations, additions, or repairs as required by this Lease or to otherwise perform Landlord's duties under this Lease; (vi) determining whether Tenant is complying with the terms of this Lease; (vii) performing Tenant's obligations when Tenant has failed to do so after written notice from Landlord, if required by the terms of this Lease;
(viii) placing on the Premises ordinary for sale signs or, during the last six
(6) months of the Lease Term (as the same may be extended hereunder) for lease signs; (ix) doing other reasonable and lawful acts that may be necessary to protect Landlord's interest in the Premises under this Lease; and (x) responding to an emergency.

(b) Landlord shall have the right to use any reasonable means Landlord deems necessary and proper to enter the Premises in an emergency. Any entry into the Premises obtained by Landlord in accordance with this Section shall not be a forcible or unlawful entry into, nor a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises, nor shall such entry give rise to a claim for rent abatement.

Section 13.    Surrender of Premises; Holding Over.

(a) Tenant agrees that, on the last day of the Lease Term, or on the sooner termination of this Lease, to surrender the Premises, together with all Tenant Improvements (excepting any Tenant Improvements as shall have been specifically identified for removal by Landlord at the time that Landlord gives its written approval of the "Tenant Improvement Plans" and the "Tenant Improvement Working Drawings," as the same are defined in Section 2.02 of Exhibit C), Alterations, additions, and improvements which may have been made in, to, or on the Premises (except moveable trade fixtures installed at the expense of Tenant and Landlord approved Alterations subject to Landlord's notice, if any, under Section 11 (a), which shall be removed in accordance with Section 11), promptly and peaceably to Landlord in good condition and repair (normal wear and tear excepted), including, without limitation: all interior walls cleaned; all tile floors cleaned and waxed; all carpets cleaned and shampooed; all broken, marred, stained or nonconforming acoustical ceiling tiles replaced; all windows washed inside; the air conditioning and heating systems serviced by a reputable and licensed service firm, left in good operating condition and repair as so certified to by such firm; the plumbing, electrical, and lighting systems left in good order and repair, including replacement of any burned out, discolored, or broken light bulbs, ballasts, or lenses. If Tenant fails to surrender the Premises at the end of the Lease Term or other sooner termination of this Lease (except if and to the extent any such failure of surrender arises from the grossly negligent acts or material omissions of Landlord, its contractors, agents or employees), then Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Lease Term, and acceptance by Landlord of surrender by Tenant prior to the expiration of the Lease Term shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease prior to the expiration of the Lease Term shall not work as a merger and, at the option of Landlord, shall either terminate all existing subleases or operate as an assignment or attornment to Landlord of such subleases as Landlord may elect to retain. After the expiration or earlier termination of this Lease, so long as Landlord is not in material default hereunder, Tenant shall execute, acknowledge, and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property containing the Premises.

(b) At the end of the Lease Term, or any extension, should Tenant hold over for any reason, it is agreed that in the absence of a written agreement to the contrary, that tenancy shall be at sufferance only and not a renewal of this Lease, nor an extension for any further term. Tenant shall pay, for each month or portion thereof of such holdover, Monthly Rent in an amount equal to one hundred fifty percent (150%) of the Monthly Rent payable for the month immediately prior to the end of the Lease Term or any extension thereof thereafter ("Holdover Rent") and such tenancy shall be subject to every other term, covenant, and condition in this Lease that is consistent with and not contrary to a tenancy at sufferance.

Section 14.    Indemnity.

(a) Except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, contractors or invitees, Tenant agrees to indemnify, defend, and hold Landlord, and Landlord's employees, agents (including Managing Agent), constituent parties of Landlord, members, shareholders, directors, lenders and affiliates harmless from all liability, penalties, losses, damages, costs, expenses, causes of action, claims, or judgments, including, but not limited to, attorney fees and costs, arising by reason of any death, bodily injury, personal injury, or property damage resulting from: (i) any cause occurring in or about or resulting from an occurrence in or about the Premises during the Lease Term, (ii) any act, work, or things done or permitted to be done or otherwise suffered, or any omission to act, in or about the Premises by Tenant or by any of Tenant's agents, subtenants, officers, directors, employees, contractors, licensees, or invitees,
(iii) the negligence or willful misconduct of Tenant or Tenant's agents, subtenants, employees, invitees, licensees, contractors, and subcontractors, wherever it occurs in or about the Central Research Park, or (iv) an Event of Default by Tenant. The provisions of this Section 14(a) shall survive the expiration or sooner termination of this Lease.

(b) Except as otherwise specifically provided in this Lease, Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of Rent for any damage to Tenant's property or any injury to Tenant or any of Tenant's employees, agents, or invitees, or loss to Tenant's business arising out of any cause, other than the gross negligence or willful misconduct of Landlord, its contractors, agents or employees, including, but not limited to (i) the failure, interruption, or installation of any heating, air conditioning, or ventilation equipment; (ii) the failure, interruption, or installation of any fire sprinklers or alarms; (iii) the loss or interruption of any utility service; (iv) the failure to furnish or delay in furnishing any utilities or services; (v) the limitation, curtailment, rationing, or restriction on the use of water or electricity, gas or any other form of utility; (vi) vandalism, malicious mischief, or forcible entry by unauthorized persons or the criminal act of any person; or (vii) seepage, flooding, or other penetration of water into any portion of the Premises. The provisions of this
Section 14(b) shall survive the expiration or sooner termination of this Lease.

Section 15.    Insurance.

(a) Landlord agrees at all times during the Lease Term and during any extension thereof, to purchase and keep in force commercially reasonable policy(ies) of insurance covering, with commercially reasonable deductibles: (i) loss or damage to the Premises by reason of fire (extended coverage), flood, systems breakdown and those perils included within the classification of all risks insurance (with sprinkler damage and other appropriate endorsements), which insurance shall be in the amount of the full replacement value of the Premises as determined by insurance company appraisers or Landlord's insurance agent; (ii) Landlord's liability insurance; and (iii) rental income insurance in the amount of one hundred percent (100%) of up to twelve (12) months' Monthly Rent (plus sums paid during such period as Additional Rent), and (iv) such other commercially reasonable coverages as Landlord deems in Landlord's reasonable discretion to be prudent, customary and necessary for the Premises, including earthquake coverage, or as may be required by Landlord's lender having a first lien on the Premises provided such coverage requirements are typical. Such coverage shall exclude routine maintenance and repairs and incidental damage or destruction caused by accidents or vandalism for which Tenant is responsible under this Lease. Tenant agrees to pay Landlord as Additional Rent in accordance with Section 5(e) of this Lease the cost of such insurance coverage. If the cost of such insurance is based in part on property unrelated to the Premises (including Central Research Park and adjacent real property owned by Landlord or its affiliates) then only that part of such insurance premium that is fairly allocable to the Premises shall be included in Tenant's Operating Expenses. If and to the extent such insurance cost is increased due to Tenant's particular use of the Premises, then Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance

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

procured by Landlord for or with respect to the Premises, except for amounts specifically designated by the carrier as compensation for (i) tenant Alterations installed and paid for by Tenant; (ii) Tenant's furniture, fixtures, and equipment; or (iii) Tenant's moving or relocation costs.


(b) At all times during the Lease Term and during any holdover period, Tenant, at its sole expense, shall procure and maintain the following types of insurance:

(i) General Liability and Workers' Compensation Insurance. Tenant shall, at Tenant's expense, obtain and keep in force during the Lease Term a policy of workers' compensation insurance and a policy of commercial general liability insurance with Broad Form Liability, and cross-liability endorsements, insuring Landlord and Tenant against any liability arising out of Tenant's use or occupancy of the Premises. Such insurance shall be in an amount satisfactory to Landlord of not less than $3,000,000 per occurrence and $3,000,000 annually in the aggregate for all claims. Such policy shall insure performance by Tenant of the indemnity provisions of Section 14 hereof.

(ii) Insurance for Tenant's Personal Property, Fixtures and Equipment. Tenant shall, at Tenant's expense, obtain and keep in force during the Lease Term an all risk insurance policy with a sprinkler damage endorsement for Tenant's personal property, inventory, alterations, fixtures, equipment, plate glass, and any Tenant non-standard leasehold improvements located on the Premises, in an amount not less than one hundred percent (100%) of their actual replacement value, providing coverage for risk of direct physical loss or damage, including sprinkler leakage, vandalism, and malicious mischief. The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the personal property, inventory, Alterations, fixtures, equipment, and leasehold improvements so insured. Provided such proceeds are applied as set forth in this Section 15(b)(ii), any insurance proceeds received by Tenant under such policy shall be the sole property of Tenant, and Landlord shall have no rights thereto.

(c) Each policy of insurance required to be carried by Tenant shall be issued by a responsible insurance company authorized to do business in California with an A.M. Best rating of at least A, and shall be issued in the names of Landlord, Tenant, and any beneficiary under any deed of trust covering the Premises, if required by the deed of trust, as their respective interests may appear. Upon execution of the Lease, Tenant shall deliver to Landlord a certificate for each insurance policy with all relevant endorsements. Each policy of insurance shall be primary and noncontributory with any policies carried by Landlord and, to the extent obtainable, shall provide that any loss shall be payable notwithstanding any act or negligence of Landlord or any of Landlord's agents (including Managing Agent), employees, or contractors that might otherwise result in forfeiture of insurance, shall contain a cross liability endorsement, a severability clause and contractual liability endorsement covering Tenant's indemnity obligations under this Lease. Each insurance policy shall provide that a thirty (30) day notice of cancellation and of any material modification of coverage shall be given to all named insureds. The insurance coverage required under this Section may be carried by Tenant under a blanket policy insuring other locations of Tenant's business, provided that the Premises covered by this Lease are specifically identified as included under that policy. Tenant agrees that upon the failure to insure as provided in this Lease, or to pay the premiums in the insurance, Landlord may contract for the insurance and pay the premiums, and all sums expended by Landlord for the insurance shall be considered Additional Rent under this Lease and shall be immediately repayable by Tenant.

(d) At all times during the Lease Term and any extensions or renewals, Tenant agrees to keep and maintain, or cause Tenant's agents, subtenants, contractors, or subcontractors to keep and maintain, workers compensation insurance and other forms of insurance as may from time to time be required by law or may otherwise be necessary to protect Landlord and the Premises from claims of any person who may at any time work on the Premises, whether as a servant, agent, or employee of Tenant or otherwise. This insurance shall be maintained at the expense of Tenant or Tenant's agents, subtenants, contractors, or subcontractors and not at the expense of Landlord.

(e) Landlord agrees that it will tender and turn over to Tenant or to Tenant's insurers the defense of any claims, demands, or suits instituted, made, or brought against Landlord or against Landlord and Tenant jointly, within the scope of this Section 15. However, Landlord shall have the right reasonably to approve the selection of legal counsel, to the extent that selection is within Tenant's control, which approval shall not be unreasonably withheld or delayed.

(f) The Parties release each other, and their respective agents (including Managing Agent), and employees, from any liability for injury to any person or damage to property that is caused by or results from any risk insured against under any valid and collectible insurance policy carried by either of the Parties which contains a waiver of subrogation by the insurer and is in force at the time of such injury or damage. However, neither party shall be released from any such liability to the extent any damages resulting from such injury or damage are not covered by the recovery obtained by the damaged party from such insurance. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under such policy. Each party shall use reasonable efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party and its agents (including Managing Agent), and employees in connection with any injury or damage covered by such policy. However, if any insurance policy cannot be obtained with such a waiver of subrogation, or if such waiver of subrogation is available only at additional cost and the party for whose benefit the waiver is to be obtained does not pay such additional cost, then the party obtaining such insurance shall notify the other party of that fact and thereupon shall be relieved of the obligation to obtain such waiver of subrogation rights from the insurer with respect to the particular insurance involved.

Section 16.    Trade Fixtures.

(a) Tenant shall have the right, at any time and from time to time during the Lease Term and any renewals or extensions, at Tenant's sole cost and expense, to install and affix on the Premises items for use in Tenant's trade or business, which Tenant, in Tenant's sole discretion, deems advisable (collectively, "Trade Fixtures"). Trade Fixtures installed in the Premises by Tenant shall always remain the property of Tenant and may be removed at the expiration or earlier termination of the Lease Term or any extension, provided that any damage to the Premises caused by the removal of the Trade Fixtures shall be repaired by Tenant, and further provided that Landlord shall have the right to keep any Trade Fixtures or to require Tenant to remove any

Trade Fixtures that Tenant might otherwise elect to abandon. Tenant shall not in any case remove as Trade Fixtures or otherwise any equipment which includes any integral portion of the Building mechanical, electrical or plumbing systems.

(b) Any Trade Fixtures that are not removed from the Premises by Tenant within thirty (30) days after the Termination Date shall be deemed abandoned by Tenant and shall automatically become the property of Landlord as owner of the real property to which they are affixed.

Section 17.    Communications Cables and Antennas.

Regardless of any provisions of this Lease to the contrary, Landlord and Tenant agree as follows:

(a) Cabling and Equipment. Tenant will be responsible, at Tenant's sole cost, for the installation, maintenance, and repair of all telecommunication and network cabling, wiring, and risers running throughout the Premises, together with all of Tenant's telephones, telecopiers, computers, servers, telephone switching, telephone panels, and related equipment. Tenant agrees to install, maintain, and repair the telecommunication and network cabling, wiring, and risers running throughout the Premises in a good and proper manner.

(b) Right of Entry. In addition to Landlord's other rights of entry under this Lease, Landlord may enter the Premises after advance reasonable notice to inspect the antennas, telecommunication and network cabling, wiring, and risers to assure that the installation, maintenance, and repair are being performed in a good and proper manner.

(c) Antennas. Tenant shall have the right, at Tenant's sole cost and expense, to install a satellite receiving antenna, cellular telephone antennas to enhance cellular telephone signals within the Building, and related equipment on the roof of the Building for Tenant's exclusive use. Installation of the antennas shall be subject to all of the requirements of Section 11 including Landlord's reasonable consent. Landlord's consent to the installation of any antennas may be reasonably conditioned upon Tenant's receipt of all governmentally required rights, licenses and approvals for the installation and use of the antennas; the installation of roof-screening or other aesthetic modifications required to minimize the visual appearance of the satellite antennas; to the extent necessary, Landlord's review of an electrical engineer report obtained by Tenant confirming that Tenant's antennas will not cause any radio frequency interference with existing antennas or communications facilities at Central Research Park and, to the extent necessary in Landlord's reasonable discretion, the use of Landlord's structural engineer, electrical engineer, Building engineer, architect, roofing contractor or other consultants or contractors in the location and installation of the satellite antenna to avoid the violation or limitation of any third party rights and/or warranties or structural impairment of the roof or Building. Plans for the antennas shall be designed in such a manner as to minimize radio frequency and visual impacts to the greatest extent possible and shall avoid any exterior cable trays or other equipment on the facie of the Building. Tenant shall reimburse Landlord for all costs reasonably associated with the review and approval of any antenna installations. Tenant shall maintain and operate the antennas in a manner which will not injure or annoy, nor cause radio frequency interference, with occupants of the buildings adjacent to the Building nor the general public. Upon removal of any such antennas, Tenant shall remove any and all structural improvements required for installation and shall repair any damage to the Building or roof resulting from such removal. Except for sublessees of no less than twenty-five percent (25%) of the Rentable Area or assignees of the Lease, the right to install the antennas granted herein shall be personal to Tenant named herein and cannot be assigned or transferred.

(d) Indemnity. Tenant agrees to indemnify, release, defend, and hold Landlord harmless against any damages, claims, or other liability resulting from Tenant's installation, repair, or maintenance of the antennas, telecommunication cabling, wiring, and risers, including, but not limited to, the costs of repair.

(e) Release. Tenant releases Landlord from all losses, claims, injuries, damages, or other liability, including, but not limited to, consequential damages, whether to persons or property and no matter how caused, in any way connected with the interruption of radio, telecommunications or network services due to the failure of any telecommunications and network cabling, wiring, or risers. Tenant expressly waives the right to claim that any interruption constitutes grounds for a claim of abatement of rent, constructive eviction, or for termination of the Lease.

Section 18.    Signs.

Tenant shall comply with any criteria as to signs in applicable ordinances and any covenants, conditions, and restrictions recorded prior to the date of this Lease. Subject to such compliance, Tenant may place and maintain in the Common Area adjacent to the Building on Landlord's existing monument sign Tenant's logo at Tenant's sole cost and expense. Furthermore, except for temporary holiday or special event decorations in compliance with any City of Sunnyvale approved signage program and as may be otherwise approved by the City of Sunnyvale, Tenant shall not place any decoration, lettering, or advertising matter on the glass of any exterior window of the Premises. If Tenant maintains any sign, awning, canopy, marquee, decoration, or advertising matter in accordance with the terms of this Section, Tenant shall maintain it in good appearance and repair at all times during the Lease Term. At the Termination Date, any of the items mentioned in this Section that are not removed from the Premises by Tenant may, without damage or liability, be removed and destroyed by Landlord and Tenant shall be liable to Landlord for the reasonable cost of such removal and destruction.

Section 19. Damage and Destruction.

(a) If, during the Lease Term, the Premises or other improvements located thereon or therein are damaged or destroyed, whether partially or entirely, from any insured casualty, Landlord shall, within ninety (90) days after the discovery of such damage or destruction, commence to restore the Premises to substantially the same condition as prior to such casualty and, subject to the availability of necessary governmental permits to complete such restoration, diligently prosecute same to completion. Landlord's obligation shall not include repair or replacement of Tenant's equipment, furnishings, fixtures, cabling, signage, personal property or non-standard tenant improvements. Damage to or destruction of any portion of the Building, fixtures, or other improvements on the Premises by fire, the elements, or any other cause shall not terminate this Lease or entitle Tenant to surrender the Premises or otherwise affect the respective obligations of the Parties, any present or future law to the contrary notwithstanding. If the existing laws do not permit the Premises to be restored to substantially the same condition as they were in immediately before such casualty and Landlord is unable to get a variance to such laws to permit the commencement of restoration of the Premises within the 90 day period, then either party may terminate this Lease by giving written notice to the other party within thirty (30) days after the expiration of such 90 day period, in which event this Lease shall terminate as of the date of such notice. Notwithstanding the foregoing, in the event that Landlord decides under this Section 19(a) or under Section 19(b) within ninety (90) days following the discovery of such damage or destruction, to demolish the Premises rather than rebuild them, Landlord may notify Tenant in writing within such 90-day period of such election, in which event the Lease will terminate as of the date of such notice to Tenant.

(b) If the Premises are damaged or destroyed in whole or in part by any uninsured or under insured casualty, Landlord may within ninety (90) days following the date of discovery of damage: (i) commence to restore the Premises to substantially the same condition as they were in immediately before the destruction and, subject to the availability of necessary governmental permits to complete such restoration, diligently prosecute same to completion, in which event this Lease shall continue in full force and effect; or (ii) within the 120 day period, Landlord may elect not to so restore the Premises in which event the Lease will terminate as of the date of such notice to Tenant. In either event, Landlord shall give Tenant written notice of its intention within ninety (90) days following such casualty.

(c) If any casualty occurs to the Premises during the last six (6) months of the initial Lease Term or within the last six (6) months of any extension thereof so that Tenant's use or occupancy of the Premises is materially impaired, either party shall have the right to terminate this Lease within thirty (30) days following such casualty.

(d) In the event that a casualty (not caused by Tenant or any of Tenant's employees, agents, contractors, officers, directors, invitees, or licensees), results in the material impairment of Tenant's use or occupancy of the Premises, the Monthly Rent otherwise payable by Tenant shall be abated based on the extent to which Tenant's use or occupancy of the Premises is materially impaired by such casualty from the date of such casualty until (i) the Premises are substantially completed or (ii) the Lease is terminated as provided in Sections 19(a) or (b), whichever occurs earlier. Except for the abatement of Monthly Rent, all other obligations of Tenant under this Lease shall remain in full force and effect and Tenant shall have no claim against Landlord for any loss suffered by Tenant due to such casualty or any restoration or repair work undertaken as herein provided.

(e) The provisions of California Civil Code 1932(2) and 1933(4), and any similar or successor statutes are hereby waived by Tenant and shall be inapplicable with respect to any damage or destruction of the Premises, such sections providing that a lease terminates on the destruction of the Premises unless otherwise agreed between the Parties to the contrary.

(f) The foregoing provisions of this Section 19 notwithstanding, any rights to any insurance proceeds referenced above of Landlord's lender having a first lien on the Premises shall supercede the use of such proceeds and Landlord's repair obligations as set forth in this Section

19. In such event, and provided neither Landlord nor Landlord's lender elect to rebuild within the timeframes set forth above, Tenant shall have an absolute right to terminate this Lease.

(g) Landlord shall provide notice to Tenant within forty-five (45) days of any damage or destruction covered by this Section 19 if Landlord, in good faith, believes that the Premises cannot be restored or repaired within one (1) year of the date of such damage or destruction. Tenant shall have the right to terminate this Lease for ten (10) days following the receipt of such notice upon written notice to Landlord. The foregoing provisions of this Section 19 notwithstanding, and absent the delivery of Landlord's notice under this Section 19(g), Tenant shall have the right to terminate this Lease upon thirty (30) days notice to Landlord in the event the Premises have not been substantially repaired within one (1) year of the date of a damage or destruction covered by this Section 19.

Section 20.    Condemnation.

(a) If, during the Lease Term or any renewal or extension, the whole of the Premises shall be taken pursuant to any condemnation proceeding, this Lease shall terminate as of 12:01 a.m. of the date that actual physical possession of the Premises is taken, and after that, both Landlord and Tenant shall be released from all obligations under this Lease.

(b) If, during the Lease Term or any renewal or extension, (i) thirty-five percent (35%) or more of the Premises is taken pursuant to any condemnation proceeding; (ii) less than thirty-five percent (35%) of the Premises is taken and the remaining portion is not suitable or adequate for the purposes for which Tenant was using the Premises prior to the taking; or (iii) if by reason of any law or ordinance the use of the Premises for the purposes specified in this Lease shall become unlawful, then and after the taking or after the occurrence of the foregoing described circumstance, Tenant shall have the option to terminate this Lease by giving thirty (30) days' written notice to Landlord, and, after the giving of such notice, Monthly Rent shall be paid only to the date on which Tenant surrenders the affected portion of the Premises.

(c) If only a part of the Premises is taken pursuant to any condemnation proceeding under circumstances such that Tenant does not have the option to terminate this Lease as provided in this Section, or if, having the option to terminate, Tenant elects not to terminate, then Landlord shall at Landlord's expense promptly proceed to restore the remainder of the Premises to a self-contained architectural unit, and the Rent payable shall be reduced effective as of the date of the taking to an amount that shall be in the same proportion to Rent payable prior to the taking, as the number of square feet of floor area remaining after the taking bears to the number of square feet of floor area immediately prior to the taking.

(d) If the whole or any part of the Premises are taken pursuant to any condemnation proceeding, then Landlord shall be entitled to the entirety of any condemnation award except that portion specifically allocable by the condemning authority, if any, to (i) Alterations installed and paid for by Tenant; (ii) Tenant's furniture, fixtures, and equipment; or (iii) Tenant's moving or relocation costs. The foregoing notwithstanding, any rights of Landlord's lender having a first lien on the Premises to any condemnation award referenced above shall supersede the use of such proceeds and any rights to that award, if any, granted under this Section 20.

Section 21.    Assignment and Subletting.

(a) Except as specifically permitted pursuant to this Section 21, Tenant shall not assign or hypothecate this Lease or any interest herein (by operation of law or otherwise), shall not sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant, shall not mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner and shall not materially amend or modify an assignment, sublease, or other transfer that has been previously approved by Landlord (each a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any of the foregoing acts without such consent shall be void and constitute an Event of Default under this Lease which, at the option of Landlord, shall terminate this Lease. Notwithstanding anything to the contrary contained in this Section, provided the use of the Premises does not change and Tenant fully complies with the remaining provisions of this Section, including but not limited to subsection (f) below, Tenant may Transfer this Lease without first obtaining Landlord's consent (a "Permitted Transfer") to a corporation or other entity which results from a merger, consolidation, reorganization, or asset sale with Tenant in which the surviving entity (A) acquires substantially all of the assets of Tenant as a going concern, (B) assumes, or is deemed by law to be liable for, all of the liabilities of Tenant, and (C) has after such merger, consolidation, reorganization, or asset sale a net worth not less than the greater of Tenant's net worth immediately prior to such Transfer, or as of the date of this Lease.

(b) In the event that Tenant should desire to transfer this Lease, Tenant shall provide Landlord with written notice of such desire at least thirty (30) days in advance of the effective date of such proposed Transfer. Such notice shall include (i) the name and legal composition of the proposed sublessee or assignee; (ii) the nature of business to be conducted by the proposed sublessee or assignee in the Premises; (iii) the terms and conditions of the proposed Transfer; (iv) a current financial statement of the proposed sublessee or assignee, financial statements of proposed sublessee or assignee covering the preceding three (3) years, if they exist, and, if available, an audited financial statement of the proposed sublessee or assignee for a period ending not more than one (1) year prior to the proposed effective date of the Transfer, all of which are to be prepared in accordance with generally accepted accounting principles; (v) a statement of all consideration to be given on account of the Transfer; and (vi) any other information that Landlord may reasonably request. At any time (i) within fifteen (15) days following receipt of Tenant's notice, Landlord may by written notice to Tenant elect to in Landlord's sole and absolute discretion, if the portion of the Premises to be transferred include in excess of the greater of (A) one floor or (B) fifty percent (50%) of the Premises, for in excess of fifty percent (50%) of the then-remainder of the Lease Term, terminate this Lease as to the space affected as of the effective date of the proposed Transfer; or within thirty (30) days following receipt of Tenant's notice (ii) consent to the proposed subletting of the Premises or assignment of this Lease, or (iii) disapprove of the proposed Transfer, in which event Landlord shall furnish to Tenant, in writing, its reason(s) for such disapproval. If Landlord does not elect to terminate this Lease, however, Landlord shall not unreasonably withhold its consent to a proposed Transfer if Tenant is not in default under this Lease at the time Tenant requests such consent. Without limiting other situations in which it may be reasonable for Landlord to withhold its consent to any proposed assignment or sublease, Landlord and Tenant agree that it shall be reasonable for Landlord to withhold its consent in any one or more of the following situations: (i) if, in

Landlord's reasonable judgment, the net worth of the proposed assignee does not equal or exceed the greater of Tenant's net worth at the time this Lease is signed or Tenant's net worth immediately prior to the proposed assignment, (ii) in Landlord's reasonable judgment, the net worth, business history and reputation in the community of the proposed subtenant or assignee does not meet the standards applied by Landlords and owners of similar buildings in the City of Sunnyvale, or (iii) the proposed subtenant or assignee shall be a then existing tenant of Landlord or prospective tenant of Landlord (with whom Landlord or its agent have conducted written negotiations in the preceding six
(6) months), and Landlord is offering comparable space in another portion of the Central Research Park. In any event, Landlord shall be entitled to exercise its right of termination in lieu of consenting to a transfer, as set forth above.

(c) Landlord and Tenant agree that fifty percent (50%) of any rent or other consideration received or to be received by or on behalf of or for the benefit of Tenant for occupancy of the Premises as a result of any Transfer, in excess of the aggregate of (i) the Monthly Rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease), (ii) the leasing commissions, reasonable attorneys fees and advertising costs paid by Tenant in connection with the entry by it into the Transfer, and (iii) unamortized initial Tenant Improvements allocable to the transferred premises (not to exceed fifteen dollars ($15.00) per square foot amortized on a straight line basis over the Lease Term at a 10% interest rate), each such amount for (ii) and (iii) prorated over the remaining months of the Lease Term, shall be payable to Landlord as Additional Rent under this Lease without affecting or reducing any other obligation of Tenant hereunder. Landlord's share of such excess rent or other consideration shall be paid monthly by the subtenant or assignee directly to Landlord at the same time as such rent or other consideration is payable to Tenant.

(d) Regardless of Landlord's consent, no Transfer shall release Tenant of Tenant's obligation or alter the primary liability of Tenant for Rent and performance of all other obligations to be performed by Tenant hereunder. Acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent or further Transfers. In the event of default by any assignee or successor of Tenant in performing any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee or successor. Landlord may, without the consent of Tenant or of any successor-in-interest of Tenant, consent to subsequent Transfers of this Lease or amendments or modifications to this Lease with assignees of Tenant, and shall so notify Tenant thereof, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease. Landlord shall reasonably attempt to notify Tenant of any such Transfer, provided, however, that failure to provide such notice shall not affect the validity of such Transfer.

(e) Unless Landlord elects to terminate this Lease as to the space affected pursuant to subsection 21 (b)(i) above, Tenant shall pay to Landlord, as Additional Rent, all out of pocket and actual costs and attorney fees (up to a maximum of Three Thousand Dollars ($3,000.00) per Transfer) reasonably incurred by Landlord (or imposed on Landlord by its lender having a first lien on the Premises) in connection with the evaluation, processing, or documentation of any requested Transfer, whether or not Landlord's consent is granted. Landlord's costs shall include the cost of any review or investigation performed by Landlord or on behalf of Landlord of:

(i) any Hazardous Materials used, stored, released, or disposed of by the proposed subtenant or assignee, or (ii) violations of any Environmental Law by the Tenant or the proposed subtenant or assignee.

(f) In order for any Transfer to be binding on Landlord, including any Permitted Transfer, Tenant shall deliver to Landlord, promptly after execution thereof an executed copy of such sublease or assignment whereby the sublessee or assignee shall expressly assume the obligations of Tenant under this Lease. Any Transfer approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer in form and substance reasonably satisfactory to Landlord.

(g) Any attempted Transfer without Landlord's consent shall constitute an Event of Default. Landlord's consent to any one Transfer shall not constitute a waiver of the provisions of Section 21 as to any subsequent Transfer or a consent to any subsequent Transfer. Specifically excluding attorneys fees and costs, Tenant hereby waives any and all actual, consequential or punitive damages resulting from Landlord's unreasonably withholding its consent to a Transfer.

Section 22.    Default.

Any of the following events or occurrences shall constitute a material breach of this Lease by Tenant and, after the expiration of any applicable grace period, shall constitute an event of default (each an "Event of Default"):

(a) The failure by Tenant within three (3) days following receipt of written notice from Landlord, to pay any amount in full when it is due under the Lease, such notice shall fulfill the notice requirements of California Code of Civil Procedure Section 1161 regarding notice upon non-payment of rent;

(b) The failure by Tenant to perform any material obligation under this Lease, which by its nature Tenant has no capacity to cure;

(c) The failure by Tenant to perform any other material obligation under this Lease, if the failure has continued for a period of ten (10) days after Landlord demands in writing that Tenant cure the failure. If, however, by its nature the failure cannot be cured within ten (10) days, Tenant may have a longer period as is necessary to cure the failure, but this is conditioned on Tenant's promptly commencing to cure within the ten (10) day period and thereafter completing the cure within thirty (30) days after Landlord demands in writing that Tenant cure the failure. Tenant shall indemnify and defend Landlord against any liability, claim, damage, loss, or penalty that may be threatened or may in fact arise from that failure during the period the failure is uncured;

(d) Any of the following: a general assignment by Tenant for the benefit of Tenant's creditors; any voluntary filing, petition, or application by Tenant under any law relating to insolvency or bankruptcy, whether for a declaration of bankruptcy, a reorganization, an arrangement, or otherwise; the abandonment, vacation, or surrender of the Premises by Tenant without Landlord's prior written consent; or the dispossession of Tenant from the Premises (other than by Landlord) by process of law or otherwise;

(e) Any of the following: the appointment of a trustee or receiver to take possession of all or substantially all of Tenant's assets or the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, unless the appointment or attachment, execution, or seizure is discharged within thirty
(30) days; or the involuntary filing against Tenant, or any general partner of Tenant if Tenant is a partnership, of a petition to have Tenant, or any partner of Tenant if Tenant is a partnership, declared bankrupt or for reorganization or arrangement of Tenant under any law relating to insolvency or bankruptcy, unless the petition is dismissed within thirty (30) days; or

(f) Tenant's failure to timely provide a requested Estoppel Certificate pursuant to Section 27 or Subordination, Attornment and Non-Disturbance agreement under Section 38.

Section 23.    Remedies.

Upon the occurrence of an Event of Default, Landlord, in addition to any other rights or remedies available to Landlord at law or in equity, shall have the right to:

(a) Terminate this Lease and all rights of Tenant under this Lease by giving Tenant written notice that this Lease is terminated, in which case Landlord may recover from Tenant the aggregate sum of:

(i) the worth at the time of award of any unpaid rent that had been earned at the time of termination;

(ii) the worth at the time of award of the amount by which (A) the unpaid rent that would have been earned after termination until the time of the award exceeds (B) the amount of the rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided;

(iii) the worth at the time of award of the amount by which (A) the unpaid rent for the balance of the term after the time of the award exceeds (B) the amount of rental loss, if any, as Tenant affirmatively proves could be reasonably avoided;

(iv) any other amount necessary to compensate Landlord for all the detriment caused by Tenant's failure to perform Tenant's obligations or that, in the ordinary course of things, would be likely to result from Tenant's failure, including, without limitation, the costs and expenses incurred by Landlord for:

(A)   retaking possession of the Premises;

(B) cleaning and making repairs and alterations (including installation of standard leasehold improvements for the uses permitted under this Lease, whether or not the same shall be funded by a reduction of rent, direct payment, or otherwise) necessary to return the Premises to good condition and preparing the Premises for reletting, with any tenant improvements necessary to prepare the Premises for reletting being amortized over the life of such improvements and charged to Tenant based on the then remainder of the Lease Term;

(C) removing, transporting, and storing any of Tenant's property left at the Premises (although Landlord shall have no obligation to remove, transport, or store any of the said property);

(D) reletting the Premises, including, without limitation, brokerage commissions, advertising costs, and attorney fees;

(E) attorney fees, expert witness fees and court costs in terminating this Lease and enforcing Landlord's rights thereunder;

(F) any unamortized Tenant Improvements unique to Tenant and paid for by the Allowance (as defined in Section 1.09 of Exhibit C) and real estate brokerage commissions paid in connection with this Lease;

(G) costs of carrying the Premises, such as repairs, maintenance, taxes, insurance premiums, utilities, and security precautions, if any, (but explicitly excluding debt service); and

(v) all other amounts in addition to or in lieu of those previously set out as may be permitted from time to time by applicable California law.


As used in clauses (i) and (ii) of Section 23(a), the worth at the time of award is computed by allowing interest at the rate of ten percent (10%) per annum. As used in clause (iii) of Section 23(a), the worth at the time of award is computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). As used in this Section, the term "rent" shall include Monthly Rent, Additional Rent and any other payments required by Tenant under this Lease.

(b) Continue this Lease pursuant to the remedy described in California Civil Code Section 1951.4 (i.e. lessor may continue the lease in effect after lessee's breach and abandonment and recover rent as it becomes due if lessee has rights to sublet or assign subject only to reasonable limitations). In such event Landlord may, without terminating this Lease:

(i)   recover all rent and other amounts payable as they become due; or

(ii) relet the Premises or any part thereof on behalf of Tenant on terms and at the rent that Landlord may reasonably deem advisable, all with the right to make reasonable alterations and repairs to the Premises at Tenant's cost and apply the proceeds of reletting to the rent and other amounts payable by Tenant. To the extent that the rent and other amounts payable by Tenant under this Lease exceed the amount of the proceeds from reletting, Landlord may recover the excess from Tenant as and when due.

(c) Re-enter the Premises, with or without terminating this Lease, and to remove all persons and property from the Premises. Landlord may store the property removed from the Premises in a public warehouse or elsewhere at the expense and for the account of Tenant.

(d) None of the following remedial actions, alone or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated or unless a court of competent jurisdiction decrees termination of this Lease: any act by Landlord to maintain or preserve the Premises; any efforts by Landlord to relet the Premises; any re-entry, repossession, or reletting of the Premises; or any re-entry, repossession, or reletting of the Premises by Landlord pursuant to this Section. If Landlord takes any of the previous remedial actions without terminating this Lease, Landlord may nevertheless at any later time terminate this Lease by written notice to Tenant.

(e) If Landlord relets the Premises, Landlord shall apply the revenue from the reletting as follows: first, to the payment of any indebtedness other than rent due from Tenant to Landlord; second, to the payment of any cost of reletting, including, without limitation, finder's fees and leasing commissions; third, to the payment of the cost of any maintenance and repairs to the Premises; and fourth, to the payment of rent and other amounts due and unpaid under this Lease. Landlord shall hold and apply the residue, if any, to payment of future amounts payable under this Lease as the same may become due, and shall be entitled to retain the eventual balance with no liability to Tenant. If the revenue from reletting during any month, after application pursuant to the previous provisions, is less than the sum of (i) Landlord's expenditures for the Premises during that month and (ii) the amounts due from Tenant during that month, Tenant shall pay the deficiency to Landlord immediately upon demand.

(f) After the occurrence of an Event of Default, Landlord, in addition to or in lieu of exercising other remedies, may, but without any obligation to do so, cure the breach underlying the Event of Default for the account and at the expense of Tenant. However, Landlord shall by prior notice first allow Tenant a reasonable opportunity to cure, except in cases of emergency, when Landlord may proceed without prior notice to Tenant. Tenant shall, upon demand, immediately reimburse Landlord for all costs, including costs of settlements, defense, court costs, and attorney fees, that Landlord may incur in the course of any cure.

(g) No security or guaranty for the performance of Tenant's obligations that Landlord may now or later hold shall in any way constitute a bar or defense to any action initiated by Landlord for unlawful detainer or for the recovery of the Premises, for enforcement of any obligation of Tenant, or for the recovery of damages caused by a breach of this Lease by Tenant or by an Event of Default.

(h) Except where specifically inconsistent with or contrary to any provisions of this Lease, no right or remedy conferred on or reserved to either party is intended to be exclusive of any other right or remedy, or any right or remedy given or now or later existing at law or in equity or by statute. Except to the extent that either party may have otherwise agreed in writing, no waiver by a party of any violation or nonperformance by the other party of any obligations, agreements, or covenants under this Lease shall be deemed to be a waiver of any subsequent violation or nonperformance of the same or any other covenant, agreement, or obligation, nor shall any forbearance by either party to exercise a remedy for any violation or nonperformance by the other party be deemed a waiver by that party of the rights or remedies with respect to that violation or nonperformance.

Section 24.    Late Charge.

Tenant acknowledges that Tenant's failure to pay any installment of Rent, or any other amounts due under this Lease, as and when due may cause Landlord to incur costs not contemplated by Landlord when entering into this Lease, the exact nature and amount of which would be extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises, extraordinary interest charges, penalties, collection costs, attorney and accountant fees, and the like. Accordingly, if any installment of Rent, or any other amount due under the Lease is not received by Landlord as and when due, following a five (5) day grace period, Tenant shall pay to Landlord an amount equal to five percent (5%) of the past due amount, which the Parties agree represents a fair and reasonable estimate of the costs incurred by Landlord as a result of the late payment by Tenant (the "Late Charge").

Section 25.    Default Interest.

All Rent and other amounts payable by Tenant to Landlord hereunder, if not received by Landlord when and as due, shall bear interest from the due date until paid at lesser of ten percent (10%) per annum or the maximum rate permitted by law. Interest due pursuant to this Section shall be in addition to and not in lieu of late fees owing under Section 24 hereof. Acceptance of any late charge or interest payment shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease, at law, or in equity.

Section 26.    Waiver.

Any express or implied waiver of a breach of any term of this Lease shall not constitute a waiver of any further breach of the same or other term of this Lease; and the acceptance of rent shall not constitute a waiver of any breach of any term of this Lease, except as to the payment of rent accepted.

Section 27.    Estoppel Certificates.

At any time, upon at least ten (10) business days' prior notice by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord a certificate, in the form prescribed by Landlord, certifying:

(a)   the Commencement Date, the occupancy date, and the Lease Term;

(b)   the amount of the Monthly Rent;

(c)   the dates to which rent and other charges have been paid;

(d) that this Lease is unmodified and in full force or, if there have been modifications, that this Lease is in full force, as modified, and stating the date and nature of each modification;

(e) that no notice has been received by Tenant of any default by Tenant that has not been cured, except, if any exist, those defaults shall be specified in the certificate, and Tenant shall certify that no event has occurred that, but for the expiration of the applicable time period or the giving of notice, or both, would constitute an Event of Default under this Lease (to the extent that none exist);

(f) that no default of Landlord is claimed by Tenant, except, if any, those defaults shall be specified in the certificate; and

(g)  other matters as may be reasonably requested by Landlord.

Any certificate may be relied on by prospective purchasers, mortgagees, or beneficiaries under any deed of trust on the Premises or any part of it. Tenant's failure to execute and deliver a completed Estoppel Certificate within fifteen (15) business days of Landlord's request therefor shall constitute an Event of Default hereunder.

Section 28. Attorney Fees.

If as a result of any breach or default or alleged breach or alleged default on the part of Tenant under this Lease, Landlord uses the services of an attorney in order to secure compliance with this Lease, Tenant shall reimburse Landlord upon demand as Additional Rent for any and all reasonable attorney fees and expenses incurred by Landlord, whether or not formal legal proceedings are instituted, unless such breach or default or alleged breach or alleged default results in a judgment in favor of Tenant. If any action at law or in equity or any other proceeding is brought to recover any Rent or other sums under this Lease, or for or on account of any breach or alleged breach of or to enforce or interpret any of the covenants, terms, or conditions of this Lease, or for the recovery of the possession of the Premises, the prevailing party shall be entitled to recover from the other party as part of prevailing party's costs its actual attorney fees and other costs incurred in that action or proceeding, including, but not limited to, expert expenses, in addition to any other relief to which said party may be entitled. The prevailing party shall include, without limitation, (a) a party who dismisses an action in exchange for sums allegedly due; (b) the party who receives performance from the other party of an alleged breach of covenant or a desired remedy where that is substantially equal to the relief sought in an action; or (c) the party determined to be the prevailing party by a court of law. In addition, if either party to this Lease becomes a party to or is involved in any way in any action concerning this Lease or the Premises by reason in whole or in part of any act, neglect, fault, or omission of any duty by the other party, its employees or contractors, the party subjected to said involvement shall be entitled to reimbursement for any and all reasonable attorney fees and costs.

Section 29. Security for Tenant's Performance.

(a) Security Deposit. Tenant agrees that, on or before execution of this Lease, Tenant shall deposit with Landlord the amount of One Hundred Eighty One Thousand and One Dollars ($181,001), which amount shall be held by Landlord as security for the full and faithful performance of all of Tenant's covenants and obligations under this Lease (as the same may be further increased pursuant to Section 1(b) or Section 29(b)), (the "Security Deposit"), it being expressly understood and agreed that the Security Deposit is not an advance rental deposit or a measure of the Landlord's damages in case of Tenant's default. Upon the occurrence of any default by Tenant hereunder, Landlord may (but shall not be required to), from time to time and without prejudice to any other remedy provided by this Lease or by law, use the Security Deposit to the extent necessary to make good any arrears of rent or other payments or liability caused by such default or to compensate Landlord for any other loss, damage, liability, or expense which Landlord may suffer by reason of Tenant's default. Tenant shall within ten (10) days after written demand therefor pay to Landlord the amount that was applied in order to restore the Security Deposit to the amount held by Landlord prior to the application (as such amount may be increased by Section 29(b) below). Tenant's failure to so restore the Security Deposit shall constitute an Event of Default under this Lease on the part of Tenant. Although the Security Deposit shall be deemed the property of Landlord, if Tenant fully and faithfully performs and observes every provision of this Lease to be performed and observed by Tenant, the Security Deposit, or any then unused balance thereof, shall be returned to Tenant (or at Landlord's option, to the last assignee of Tenant's interest hereunder) after the expiration of the Lease Term and after Tenant has vacated and surrendered the Premises in accordance with the terms hereof. Tenant shall not have the right to apply this Security Deposit or any part thereof toward the payment of any Rent or sums due hereunder. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer the unused balance of said Deposit to Landlord's successor-in-interest whereupon Tenant hereby agrees to release Landlord from liability for the return of such Deposit provided such successor-in-interest agrees to return the Security Deposit to Tenant in accordance with the terms hereof. Landlord shall not be required to keep the Security Deposit separate from the general accounts of Landlord, and nor pay Tenant any interest thereon.

(b) Letter of Credit. Tenant agrees that, within ten (10) days follow the execution of this Lease, Tenant shall deposit with Landlord and maintain throughout the Lease Term (except as ' provided below) an One Million Nine Hundred Ninety-One Thousand and Nine Dollars ($1,99 1,009) irrevocable letter of credit in form and substance and issued by Bank of America, naming Landlord (and, if required, Landlord's lender holding the first lien against the Property) as beneficiary (the "Letter of Credit"). The Letter of Credit will secure the full and faithful performance of each provision of this Lease to be performed by Tenant. Landlord shall have the absolute right to draw down the full amount of the Letter of Credit on Landlord's sworn statement of any Tenant Event of Default; provided, however, that commencing upon such draw down and continuing throughout the Lease Term, interest at one-half (1/2)the prime rate shall accrue to Tenant's account and shall, at the end of the Lease Term, unless Tenant has committed an uncured Event of Default hereunder, be added to the then-outstanding balance of the Security Deposit. The draw down shall be added to and increase the amount of the Security Deposit retained by Landlord and thereafter required under Section 29(a) above. If Landlord does apply the Security Deposit, as increased by the Letter of Credit amount, Tenant shall within ten (10) days written demand replenish the Security Deposit to the combined sum of the amount of the Letter of Credit and the Security Deposit as required under Section 29(a). Following the first anniversary of the Commencement Date and on each anniversary of the Commencement Date thereafter, the face amount of the letter of credit may be reduced by Four Hundred Ninety Seven Thousand Seven Hundred Fifty Two Dollars ($497,752) upon Tenant's written request, provided such request confirms to Landlord in Landlord's reasonable discretion, with such evidence as Landlord may reasonably require, that: (i) The Letter of Credit is in full force and effect and has not been drawn upon by Landlord; (ii) No Event of Default has occurred under the Lease nor has there occurred any act of Tenant, event or omission which with the passage of time would constitute an Event of Default; (iii) Tenant has experienced a minimum of two (2) consecutive quarters of Profitability immediately prior to Tenant's request. As used in this Section "Profitability" shall mean a positive sum resulting from actual revenues minus actual expenses, excluding non-cash expenses items such as stock compensation expense, amortization of goodwill and acquired in-process technology as reasonably demonstrated to Landlord by Tenant.

Section 30. Authority.

If Tenant is a corporation, trust, limited liability company, or general or limited partnership, all individuals executing this Lease on behalf of that entity represent that they are authorized to execute and deliver this Lease on behalf of that entity. Tenant has represented to Landlord that Tenant's stock is traded on the NASDAQ.

Section 31. Notices.

Except as otherwise expressly provided by law, all notices or other communications required or permitted by this Lease or by law to be served on or given to either party to this Lease by the other party shall be in writing and shall be deemed served when personally delivered to the party to whom they are directed, or in lieu of the personal service, three (3) days following deposit in the United States Mail, certified or registered mail, return receipt requested, postage prepaid, addressed as set forth above in the Summary of Terms or upon the date of signature for receipt if delivered by a nationally recognized overnight courier service (such as Federal Express) which obtains a signature confirming delivery to the address set forth in the Summary of Terms. Either party, Tenant or Landlord, may change the address for the purpose of this Section by giving written notice of the change to the other party in the manner provided in this Section.

Section 32. Heirs and Successors.

This Lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of Landlord and Tenant.

Section 33. Partial Invalidity.

Should any provision of this Lease be held by a court of competent jurisdiction to be either invalid or unenforceable, the remaining provisions of this Lease shall remain in effect, unimpaired by the holding.

Section 34. Entire Agreement.

This instrument constitutes the sole agreement between Landlord and Tenant respecting the Premises, the leasing of the Premises to Tenant, and the specified Lease Term, and correctly sets forth the obligations of Landlord and Tenant. Any agreement or representations respecting the Premises or their leasing by Landlord to Tenant not expressly set forth in this instrument are void.

Section 35. Time of Essence.

Time is of the essence in this Lease.

Section 36. Amounts Deemed Rent.

All monetary obligations of Tenant to Landlord under the Lease, including, but not limited to, the Monthly Rent and any amounts deemed Additional Rent hereunder shall be deemed rent ("Rent").

Section 37. Amendments.

This Lease may be modified only in writing and only if signed by the Parties at the time of the modification.

Section 38. Subordination, Nondisturbance and Attornment.

(a) This Lease and the rights of Tenant hereunder are subject and subordinate to any ground or underlying lease and the lien of the holder of or beneficiary under a mortgage or deed of trust which now or in the future encumbers the Premises and to any and all advances made thereunder, and interest thereon, and all modifications, renewals, supplements, consolidations, and replacements thereof.

(b) Tenant agrees that any ground or underlying lessor or lender may at its option, unilaterally elect to subordinate in whole or in part, such ground or underlying lease or the lien of such mortgage or deed of trust to this Lease. With at least ten (10) business days' prior notice by Landlord Tenant agrees to execute, acknowledge, and deliver to Landlord upon demand any and all commercially reasonable instruments required by Landlord or any such ground or underlying lessor or lender evidencing the subordination, attornment or priority of this Lease, as the case may be, provided such instrument contains standard non-disturbance and attornment provisions customarily provided by such lessor or lender, acknowledging Tenant's interest in this Lease. Tenant's failure to so execute, acknowledge, and deliver such instruments within fifteen, (15) business days after written request therefor shall constitute an Event of Default hereunder. Landlord shall use commercially reasonable efforts to obtain such subordination, non-disturbance and attornment agreements from Landlord's existing and future ground lessors, if any, and lenders holding the senior lien on the Property.

(c) Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any existing reciprocal easements and/or covenants, conditions and restrictions (collectively, the "REA"). Should Landlord desire to place any additional REA on the Premises, Landlord shall request Tenant's consent thereto, which consent shall not be unreasonably withheld; provided, however, that it shall be reasonable for Tenant to withhold its consent if, in Tenant's reasonable judgment, such REA would materially and adversely interfere with Tenant's rights under this Lease or with Tenant's use of or access to the Premises. Provided an REA is recorded in the Official Records of Santa Clara County and that it is binding upon the Premises and upon any real property adjacent to the Premises, the provisions of said REA shall prevail over the terms and conditions of this Lease in the event of any conflict between them.

Section 39. Merger.

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of the Lease, or a termination by Landlord shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to a Landlord of any of the subtenancies.

Section 40. Right of Relocation. (Intentionally Deleted).

Section 41. Options To Extend Lease Term.

(a) Tenant shall have one (1) option (the "Extension Option") to extend the Lease Term for five (5) years ("Option Period") for the Premises in their entirety by giving Landlord prior written notice of Tenant's election to exercise this option not less than six (6) months before the expiration of the Lease Term as the same may have been extended. However, if there exists an Event of Default on Tenant's part either at the time of the exercise of any Extension Option or at the time that any Option Period would commence, Landlord may cancel Tenant's exercise of such Extension Option, in which case the Extension Option shall be of no further force or effect and all subsequent Extension Options shall be deemed canceled. Each Extension Option shall be on all the same terms of this Lease provided that the Monthly Rent for each such Option Period shall be increased in accordance with Section 42 of this Lease and in any case shall not be less than the Monthly Rent due under this Lease for the final month of the initial Lease Term.

(b) The Extension Option is personal to the named tenant herein and any Transfer of such tenant's interest in the Lease (other than a Permitted Transfer), whether or not consented to by Landlord, shall cause such Extension Option to terminate and be of no further force or effect.

Section 42. Determination of Monthly Rent for Extension Option.

For purposes of Section 41(a), Monthly Rent shall be determined as follows:

(a) Parties shall have until the later to occur of (i) thirty (30) days from the receipt by Landlord of Tenant's notice electing to exercise an Extension Option, or (ii) five (5) months prior to the expiration of the initial Lease Term (or an Option Period as the case may be) to agree on the Monthly Rent for the upcoming Option Period. If the Parties agree on the Monthly Rent for the upcoming Option Period by such date, they shall immediately execute an amendment to this Lease stating the Monthly Rent for the Option Period and memorializing the extension of the Lease Term in accordance with Section 41 hereof.

(b) If the Parties are unable to agree upon the Monthly Rent for the Option Period in accordance with Section 42(a), then within fourteen (14) days after the Parties fail to agree on the Monthly Rent for the Option Period, each party at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years full time MAI appraisal experience in Santa Clara County, to determine the Monthly Rent for the Option Period, and shall deliver to said appraiser as well as the other party, such party's proposal for the Monthly Rent for the Option Period which in any case shall not be less than the Monthly Rent due under this Lease for the final month of the initial Lease Term. If a party does not appoint an appraiser within said fourteen (14) day period and the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall determine the

Monthly Rent for the Option Period which in any case shall not be less than the Monthly Rent due under this Lease for the final month of the initial Lease Term. If an appraiser is appointed by each of the Parties as provided in this section, they shall meet promptly and attempt to set the Monthly Rent for the Option Period, by agreeing on which party's proposal most closely reflects the Fair Market Rental Value of the Premises for the Option Period. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, the two appraisers shall within ten (10) days following the end of such thirty (30)- day period chose a third appraiser or if the two appraisers cannot agree on a third appraiser within such ten-day period, either of the Parties to this Lease, by giving ten (10) days notice to the other party, can apply to the then Presiding Judge of the Santa Clara County Superior Court for the appointment of a third appraiser who meets the qualifications stated in this section. The third appraiser, however, shall be a person who has not previously acted in any capacity for either party or either appraiser during the prior three years. Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall determine which party's proposal more closely reflects the "Fair Market Rental Value" of the Premises for that Option Period. The party whose proposal is not selected shall bear the cost of appointing the third appraiser together with such third appraiser's fee. As used herein, "Fair Market Rental Value" shall mean the then prevailing annual rental rate per square foot of rentable area for office space in comparable buildings and with comparable tenant improvements and equivalent free parking in the Sunnyvale area, for the renewal of tenant designed premises which have been improved for tenant occupancy similar to the Premises, comparable in area and location to the space for which such rental rate is being determined (to the extent that quoted rental rates vary with regard to location), being leased for a duration comparable to the term for which such space is being leased and taking into consideration rental concessions and abatements, tenant improvement allowances, and renewal commissions, if any, being offered by Landlord, the present condition of the space, operating expenses and taxes, other adjustments to basic rent and other comparable factors to lease renewal, but excluding any concessions unique to newly constructed space in the market including brokerage commissions, pre-occupancy construction period rent allowances, moving allowances or other similar concessions and which, in any case, shall not be less than the Monthly Rent due under this Lease for the final month of the initial Lease Term.

(c) After the appraisers determine which party's proposal more closely reflects the Fair Market Rental Value of the Premises for the Option Period, the appraisers shall immediately notify the Parties of their findings and the Parties shall immediately execute an amendment to this Lease stating the Monthly Rent for the Option Period, which amendment shall memorialize the extension of the Lease Term in accordance with Section 41 hereof.

Section 43. Improvements.

(a) Base Building Improvements. On or before April 1, 2001, Landlord shall provide to Tenant, at Landlord's cost, a completed building shell as more particularly shown in attached Exhibit C-1 (the "Base Building Improvements"); provided, however, that the removal and reinstallation of exterior windows shall be completed on or before April 30, 2001.

(b) Tenant Improvements. Pursuant to Exhibit C hereto, Tenant shall construct Tenant Improvements (as defined in Exhibit C) for the Premises at Tenant's cost. Landlord shall contribute a tenant improvement allowance (the "Allowance") to construct such Tenant Improvements in the amount of One Million One Hundred Ninety-One Thousand Three Hundred Ninety-Eight Dollars ($1,191,398) to be applied toward all expenses associated with the construction, space planning, engineering, construction drawings, construction management, signage and necessary permits directly associated with the Tenant Improvements.

(c) Allowance. Under no circumstances shall the Allowance be used for Tenant's due diligence review of the Premises (or this Lease) nor the design, acquisition or planning costs of Tenant's personal property, furniture, trade fixtures or equipment.

Section 44. Environmental Provisions.

(a) Definitions. As used in this Section, the following terms have the following definitions:

"Agencies" means any federal, state, or local governmental authorities, agencies, or other administrative bodies with jurisdiction over the Premises or the Property.

"Environmental Laws" means any federal, state, or local environmental, health, or safety-related laws, regulations, standards, court decisions, ordinances, rules, codes, orders, decrees, directives, guidelines, permits, or permit conditions, currently existing and as amended, enacted, issued, or adopted in the future that are or become applicable to Tenant or the Premises.

"Pre-Existing Environmental Conditions" means the conditions disclosed in the report dated December 15, 1998, prepared for Landlord by PHE Environmental Consultants, Inc., a copy of which the Parties acknowledge has been provided to Tenant. Landlord shall document and advise Tenant of any Hazardous Material discovered by Landlord in the course of construction of the Base Building Improvements. Any such Hazardous Material so identified by Landlord to Tenant shall be included within the meaning of Pre-Existing Environmental Conditions for purposes of this Lease.

"Hazardous Material" means any chemical, substance, material, controlled substance, object, condition, waste, living organism, or combination that is or may be hazardous to human health or to the safety of the environment due to its radioactivity, flammability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness, or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls
(PCBs) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms, or combinations that are now or become in the future listed, defined, or regulated in any manner by any Environmental Law based upon, directly or indirectly, their properties or effects.

"Tenant's Parties" means Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, designees, or subtenants.

(b) Use of Hazardous Materials. Tenant will not use or allow the use of the Premises in a manner that may cause any "Hazardous Material" to be released in violation of any

Environmental Laws, or to become present on, under, or about the Premises or other properties in the vicinity of the Premises.

(c)    Environmental Compliance.

(i) Except as permitted under Section 11 (e), Tenant and Tenant's Parties will not, at any time during the Lease Term, cause or permit any Hazardous Materials to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed, or used on, under, or about the Premises, the Building, or Central Research Park for any purpose, except for common office and cleaning supplies in usual quantities.

(ii) No asbestos-containing materials will be manufactured or installed for any purposes on or as part of the Premises, whether as part of Tenant's or Tenant's Parties' business operations or as tenant improvements.

(iii) Tenant will keep, operate, and maintain the Premises in compliance with all, and will not cause or permit the Premises to be in violation of any, Environmental Laws.

(iv) Neither Tenant nor any of Tenant's Parties will install or use any underground storage tanks on the Premises.

(d) Landlord's Right of Entry and Testing. Landlord and Landlord's representatives have the right, but not the obligation, at any reasonable time upon twenty-four (24) hours prior notice to enter onto and to inspect the Premises and to conduct reasonable testing, monitoring, sampling, digging, drilling, and analysis to determine if Hazardous Materials are present on, under, or about the Premises and to review and copy any documents, materials, data, inventories or notices or correspondence to or from private Parties or governmental authorities directly related to the possible release of Hazardous Materials in, on or from the Premises (collectively, "Inspection"). If the Inspection indicates the presence of any environmental condition that occurred during the Lease Term as a result of Tenant's or Tenant's Parties' activities, in connection with the Premises, Tenant will reimburse Landlord for the cost of conducting the tests.

(e) Environmental Assessment. In the event Landlord has reasonable cause to believe Tenant is in violation of the provisions of this Section 44 during or upon expiration of the Lease Term, Landlord may require Tenant to retain a duly licensed environmental consultant reasonably acceptable to Landlord that will perform an environmental compliance audit of the Premises and Tenant's and Tenant's Parties' business activities and compliance with the provisions of
Section 44. If the results of the environmental compliance audit indicate that Tenant is or may be in violation of Section 44, Tenant will be responsible for the cost of any testing required by Landlord. Tenant shall promptly provide a copy of the report from the consultant to Landlord upon receipt, and upon request shall promptly provide to Landlord a copy of all data, documents, and other information prepared or gathered in connection with the report. Tenant acknowledges that Tenant has been provided an adequate opportunity to conduct Tenant's own environmental investigation of the Premises with independent environmental experts and consultants. If such audit is not the result of Tenant's actual use of Hazardous Material on the Premises and the results of the environmental compliance audit indicate that Tenant is not in violation of
Section 44, Landlord shall bear the cost of the audit.

(f)   Notification.

(i)   Tenant shall give immediate written notice to Landlord of:

(A) any enforcement, remediation, or other regulatory action or order, taken or threatened, by any Agency regarding, or in connection with, the presence, release, or threat of release of any Hazardous Materials on, under, about, or from the Premises, or any tanks on the Premises, or otherwise resulting from Tenant's use of the Premises;

(B) all demands or claims made or threatened by any third party against Tenant or Tenant's Parties or the Premises relating to any liability, loss, damage, or injury resulting from the presence, release, or threat of release of any Hazardous Materials on, under, about, or from the Premises or otherwise resulting from Tenant's use of the Premises;

(C) any significant spill, release, or discharge of a Hazardous Materials on, under, about, or from the Premises, including, without limitation, any spill, release, or discharge required to be reported to any Agency under applicable Environmental Laws; and

(D) all incidents or matters where Tenant and Tenant's Parties are required to give notice to any Agency pursuant to applicable Environmental Laws.

(ii) Tenant shall promptly provide to Landlord copies of all materials, reports, technical data, Agency inspection reports, notices and correspondence, and other information or documents relating to incidents or matters subject to notification under Section 44(g)(i). Also, Tenant shall promptly furnish to Landlord copies of all permits, approvals, and registrations related to Hazardous Materials that Tenant receives or submits with respect to Tenant's operations on the Premises.

(g)   Remediation.

(i) If any Hazardous Materials are released or found on, under, or about the Premises arising out of Tenant's or Tenant's Parties' activities, in connection with the Premises, Tenant shall promptly take all actions, at Tenant's sole expense, necessary to investigate and remediate the release or presence of Hazardous Materials on, under, or about the Premises in accordance with Environmental Laws and the requirements of all Agencies. Tenant shall keep Landlord fully and completely apprised of any such investigation and remediation in a timely manner and will provide Landlord with at least three (3) business days' advance notice of any soil or ground water sampling. Tenant will also promptly provide Landlord with the results of any test, investigation, or inquiry conducted by or on behalf of Tenant or Tenant's Parties in connection with the presence or suspected presence of Hazardous Materials on, under, about, or from the Premises. Tenant shall notify Landlord in advance and give Landlord the right to participate in any oral or written communications with regulatory agencies concerning environmental conditions on or arising from the Premises. Landlord has the right, but not the obligation, to assume control of any required remediation on the Premises at Tenant's expense if Tenant fails to notify Landlord and seek Landlord's approvals as required under this Section 44(h). Within thirty (30) days after Tenant's completion of any remediation of the Premises, Tenant shall deliver to Landlord a letter from the applicable Agency stating that the remediation was undertaken in accordance with all applicable Environmental Laws and that any residual contamination remaining after the remediation does not pose a threat to human health or the environment.

(ii) If Tenant or Tenant's Parties have caused or permitted a release of Hazardous Materials that results in or threatens to result in Hazardous Materials becoming present on, under, or about the Premises, threatens public health or safety or the environment, or is in noncompliance with any applicable Environmental Laws or requirements of Section 44, Landlord may demand that Tenant promptly take action in accordance with Section 44(h)(i). If Tenant does not respond within thirty (30) days (unless there is an emergency, in which case Tenant shall respond as soon as practicable, but not less than three (3) days), Landlord has the right, but not the obligation, to enter onto the Premises and take all actions reasonably necessary to investigate and fully remediate the release or noncompliance at Tenant's sole expense, which sums will be immediately due and payable upon receipt of an invoice and will constitute Additional Rent under this Lease.

(h)   Liability.

(i) Tenant's Indemnification of Landlord. Except to the extent caused by the active negligence or willful misconduct of Landlord, its agents, contractors or invitees, Tenant agrees to indemnify, defend, and hold Landlord, and Landlords employees, agents (including Managing Agent), constituent parties of Landlord, members, shareholders, directors, lenders and affiliates, and each of their respective successors and assigns (individually and collectively "Landlord Indemnitees") from: (A) all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses, and expenses arising (directly or indirectly) as a result of or in connection with Tenant's or Tenant's Parties' breach of any prohibition or provision of Section 44, or (B) if, as a result (directly or indirectly) of Tenant's or Tenant's Parties' activities, on or in connection with the arising from any Hazardous Materials located on or under the Premises during the Lease Term or the migration of any Hazardous Materials from the Premises $0 other properties during the Lease Term. This obligation by Tenant to indemnify, protect, defend, and hold harmless Landlord Indemnitees includes, without limitation: costs and expenses incurred for or in connection with any investigation, cleanup, remediation, monitoring, removal, restoration, or closure work required by the Agencies because of any Hazardous Materials present on, under, or about the Premises, the costs and expenses of restoring, replacing, or acquiring the equivalent of damaged natural resources if required under any Environmental Law; all foreseeable consequential damages; all reasonable damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises; all reasonable sums paid in settlement of claims; reasonable attorney fees; litigation, arbitration, and administrative proceeding costs; and reasonable expert, consultant, and laboratory fees. Neither the written consent of Landlord to Tenant's use, storage or generation of Hazardous Materials on or under the Premises, nor the strict compliance by Tenant with all Environmental Laws, will excuse Tenant from the indemnification obligation. This indemnity will survive the expiration or termination of this Lease. Further, if Tenant's performance under this indemnity is deficient, and Tenant fails to correct the deficiency within ten (10) days after receipt of written notice from Landlord, Landlord shall have the right to join and participate in any legal proceedings or actions affecting the Premises that are initiated in connection with any Environmental Laws. However, if the correction of the deficiency takes longer than ten (10) days, Landlord may join and participate if

Tenant fails to commence corrective action within the ten (10) day period and after that diligently proceeds to correct the deficiency.

(ii) Landlord's Indemnification of Tenant. Except to the extent caused by the negligence or willful misconduct of Tenant, its agents, contractors or invitees, Landlord agrees to indemnify, defend, and hold Tenant, and Tenant's employees, agents, constituent parties, members, shareholders, directors, lenders and affiliates, and each of their respective successors and assigns (individually and collectively "Tenant Indemnitees") from: (A) all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses, and expenses arising (directly or indirectly) as a result of or in connection Preexisting Hazardous Conditions (except to the extent exacerbated by activities of Tenant) or the negligent activities of Landlord, its employees, agents or invitees in the Outside Area. This obligation by Landlord to indemnify, protect, defend, and hold harmless Tenant Indemnitees includes, without limitation: costs and expenses incurred for or in connection with any investigation, cleanup, remediation, monitoring, removal, restoration, or closure work required by the Agencies because of any of the foregoing, the costs and expenses of restoring, replacing, or acquiring the equivalent of damaged natural resources if required under any Environmental Law; reasonable attorney fees; litigation, arbitration, and administrative proceeding costs; and reasonable expert, consultant, and laboratory fees. This indemnity will survive the expiration or termination of this Lease. If Landlord's performance pursuant to this indemnity is deficient and landlord fails to correct the deficiency within ten (10) days after receipt of written notice from Tenant, Tenant shall have the right to join and participate in any legal proceedings or actions affecting the Premises initiated in connection with any Environmental Laws. However, if the correction of the deficiency takes longer than ten (10) days, Tenant will have the right to join and participate if Landlord fails to commence corrective action within the ten
(10) day period and after that diligently proceeds to correct the deficiency.

(iii) Nothing in this Section 45 or in any other provision of this Lease shall obligate Tenant to cleanup, investigate, monitor, remove, remediate or otherwise respond to, or to indemnify, defend or hold harmless Landlord (or any other person) as a result of, or pay as Operating Expenses, any costs or expenses arising out of any Pre-existing Hazardous Conditions (except to the extent exacerbated by Tenant's activities) or any Hazardous Material outside the Premises except to the extent such Hazardous Material was introduced to Central Research Park by Tenant.

Section 45. Publicity.

Tenant on behalf of itself and its agents and representatives expressly agrees that it is not authorized to announce this Lease or the terms and conditions contained therein to any third party without the prior written consent of Landlord.

Section 46. Easements.

Landlord reserves the right to grant easements, rights, and dedications that Landlord deems necessary or desirable, and to record parcel maps and restrictions, so long as these easements, rights, dedications, maps, and restrictions do not unreasonably interfere with Tenant's use or occupancy of the Premises. Tenant agrees to sign any of these documents promptly upon request of Landlord. Tenant acknowledges that a portion of the Parking Lot is currently used as a thoroughfare by occupants of the J. Paul property to the west of the Property ("J. Paul Access"). Landlord will prepare correspondence to advise the owners of this adjacent property of Tenant's plans to retain the Parking Lot for Tenant's exclusive use and eliminate the J. Paul Access, and Landlord shall use reasonably diligent efforts to secure exclusive use of the Parking Lot for Tenant but shall not be obligated to initiate or defend litigation, nor to engage counsel to secure such exclusive use. Tenant hereby waives any claims against Landlord with respect to any claimed J. Paul Access rights and Tenant shall indemnify, hold harmless and defend Landlord from any claim made to protect the J. Paul Access which result from Tenant's actions to limit such access.

Section 47. Covenants and Conditions.

Each term of this Lease performable by Tenant shall be deemed both a covenant and a condition.

Section 48. Recordation.

Upon request, Tenant shall execute, acknowledge, and record a memorandum of this Lease in form and substance reasonably satisfactory to Landlord.

Section 49. Transfer by Landlord.

In the event of a sale or conveyance of the Building by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any liability thereafter accruing upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transferor is concerned, Tenant agrees to look solely to the successor in interest of such transferor in and to the Building and this Lease in connection with such thereafter accruing liability. Tenant agrees to attorn to the successor in interest of such transferor. If Tenant provides Landlord with security for Tenant's performance of its obligations hereunder, and Landlord transfers, or provides a credit with respect to, such security to the grantee or transferee, of Landlord's interest in the Property, Landlord shall be released from any further responsibility or liability for such security.

Section 50. Security Measures.

Tenant acknowledges that Landlord shall have no obligation to provide any guard service or other security measures to the Premises, and Tenant assumes all responsibility for the protection of Tenant, Tenant's agents, subtenants, employees, invitees, and customers, and the property of Tenant and of Tenant's agents, subtenants, employees, invitees, and customers from acts of third parties.

Section 51. Brokers.

Tenant represents and warrants to Landlord that no real estate broker, agent, or finder negotiated or was instrumental in negotiating or representing Tenant in the negotiation of this Lease or the consummation hereof except for Tenant's Broker. Landlord shall be responsible for the payment of the commission or fee, if any, owed to Tenant's Broker pursuant to a separate fee agreement between Landlord's Broker and Tenant's Broker. Tenant shall pay the commission or fee of any other broker, agent, or finder acting for Tenant or claiming any commissions or fees on the basis of contacts or dealings with Tenant other than Tenant's Broker and Tenant shall indemnify and hold Landlord harmless from and against any claims made by any such broker, agent, or finder of Tenant and any and all costs and damages suffered by Landlord as a consequence thereof, including without limitation attorney fees.

Section 52. Liability of Landlord. Limitation of Landlord Liability.

Any liability of Landlord to Tenant under this Lease (including all persons and entities that comprise Landlord, and any successor landlord) and any recourse by Tenant against Landlord shall be limited to the equity interest of Landlord and Landlord's successors in interest in and to the Building and Property. On behalf of itself and all persons claiming by, through, or under Tenant, Tenant expressly waives and releases Landlord from any personal liability for breach of this Lease. Notwithstanding any other provision of this Lease, Landlord shall not be liable for any consequential damages of any kind (including lost economic opportunities, lost profits, lost proceeds and similar types of damages), nor shall Landlord be liable for loss of or damage to artwork, currency, jewelry, unique or valuable documents, securities, instruments, electronics or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment used in general administrative and office activities and functions, which may result from any default of the Lease by the Landlord or any action, omission, negligence or misconduct of the Landlord in connection with the Property. Whenever in this Lease Tenant (a) releases Landlord from any claim or liability, (b) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of landlord or (c) agrees to indemnify Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, its agents (including Managing Agent), its lenders, the constituent partners, members, shareholders or other owners of Landlord or its agents, and the directors, officers, and employees of Landlord and its agents and each such constituent partner, member, shareholder or other owner.

Section 53. (Intentionally Deleted).

Section 54. Parking; Outside Area. The use of parking spaces in the Outside
Area shall be for the parking of motor vehicles used by Tenant, its officers, employees and customers only, and shall be subject to all reasonable, uniform and non-discriminatory applicable laws. Parking spaces may not be assigned or transferred separate and apart from this Lease. Landlord shall not be liable for any damage of any nature to, or any theft of, vehicles or contents thereof, in or about the Outside Area. Landlord shall have the right to install such structures in the Outside Area as may be required for the continued operation and maintenance of Central Research Park or as may be required by any law, ordinance, order, permit, approval, covenant, condition, easement or restriction affecting Central Research Park. The foregoing notwithstanding, Landlord shall not erect any new structures on the Property during the Lease Term that will materially interfere with Tenant's permitted use and enjoyment of the Premises, or significantly increase Tenant's costs.

Section 55. Force Majeure.

Except with respect to Landlord's obligation to substantially complete the Base Building Improvements and deliver the Premises to Tenant on the Estimated Delivery Date, if performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes; lockouts; labor disputes; acts of God; inability to obtain services, labor, or materials or reasonable substitutes for those items; government actions; civil commotion; fire or other casualty; or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage shall be excused. Tenant's obligation to pay Rent, however, is not excused by this Section 55.

Section 56. Quiet Enjoyment.

Tenant, upon fully complying with and promptly performing all of the terms, covenants and conditions of this Lease on its part to be performed, and upon the prompt and timely payment of all sums due hereunder, shall have and quietly enjoy the Premises for the Lease Term set forth herein, subject to all provisions of this Lease and all matters of record against the Property.

Section 57. Offer.

Preparation of this Lease by Landlord or Landlord's agent (including Managing Agent) and submission to Tenant shall not be deemed an offer to lease. This Lease shall become binding on Landlord and Tenant only when fully executed by Landlord and Tenant.

Section 58. Governing Law.

This Lease shall be governed by and construed in accordance with California law.

IN WITNESS WHEREOF, the Parties have executed this Lease as of the date first set forth above.


LANDLORD:  Sunnyvale VIII Trust, a Maryland business trust

/s/ Robert G. Stucley
------------------------------------------------------------
Robert G. Stucley, Vice President

TENANT: CacheFlow, a Delaware corporation

/s/ B. M. NeSmith
------------------------------------------------------------
Brian NeSmith, President and CEO

                                 Attachment 1
                            Index of Defined Terms


Additional Rent                              Section 5(e)
Agencies                                     Section 44(a)
Allowance                                    Section 43(b)
Alterations                                  Section 11 (a)
Base Building Improvements                   Section 1.02 of Work Letter
Building                                     Recital A
Building Systems                             Section 10(a)
Central Research Park                        Recital A
Chronic Delinquency                          Section 5(d)
Commencement Date                            Section 2(a)
Commencement Date Memorandum                 Section 2(c)
Delivery Date                                Section 3(e)
Environmental Laws                           Section 44(a)
Estimated Delivery Date                      Summary of Terms/Section 2(a)
Event of Default                             Section 22
Extension Option                             Section 41(a)
Fair Market Rental Value                     Section 42(b)
Grounds Maintenance                          Section 10(f)
Hazardous Material                           Section 44(a)
Holdover Rent                                Section 13(b)
Inspection                                   Section 44(d)
J. Paul Access                               Section 46
Landlord Broker                              Summary of Terms
Landlord Indemnitees                         Section 44(h)(i)
Late Charge                                  Section 24
Lease Term                                   Section 2(b)
Legal Requirements                           Section 6(d)
Letter of Credit                             Section 29(b)
Managing Agent                               Section 7.01 of Work Letter
Monthly Rent                                 Section 5(a)
Operating Expenses                           Section 5(e)
Option Period                                Section 41(a)
Outside Area                                 Summary of Terms
Permitted Transfer                           Section 21(a)
Pre-Existing Environmental Conditions        Section 44(a)
Premises                                     Recital B
Profitability                                Section 29(b)
Property                                     Recital A
REA                                          Section 38(c)
Real Property Taxes                          Section 8(a)
Rent                                         Section 36
Rentable Area of the Building                Section 1

Security Deposit                             Section 29(a)
Tenant Broker                                Summary of Terms
Tenant Delays                                Section 5.04 of Exhibit C
Tenant Improvement Plans                     Section 2.02 of Exhibit C
Tenant Improvement Working Drawings          Section 2.02 of Exhibit C
Tenant Improvements                          Section 1.03 of Exhibit C
Tenant Indemnitees                           Section 44(h)(ii)
Tenant's Parties                             Section 44(a)
Trade Fixtures                               Section 16(a)
Transfer                                     Section 21(a)
Unavoidable Delays                           Section 5.05 of Work Letter

                                                                       Exhibit A

                                   Property
                               Legal Description

3. The land referred to in this report is situated in the State of California, County of SANTA CLARA and is described as follows:

All that certain Real Property in the City of Sunnyvale, County of Santa Clara, State of California, described as follows:

All of Parcel "A", as shown upon that certain map entitled, "Parcel Map being all of Parcel 1 as shown on that 'Parcel Map' Recorded in Book 194 of Maps, at Pages 56, Santa Clara County", which Map was filed for Record in the Office of the Recorder of the County of Santa Clara, State of California, on May 22, 1978 in Book 418 of Maps, at page 46.

                                   EXHIBIT B

                                   [Graphic]


                                   [Graphic]

                                                                     EXHIBIT "C"

        WORK LETTER AND CONSTRUCTION AGREEMENT FOR INITIAL IMPROVEMENTS
               THE CENTRAL RESEARCH PARK, 477 POTRERO, SUNNYVALE

This Work Letter and Construction Agreement for Initial Improvement of the Property ("Work Letter") is attached to and incorporated within that certain Office/R&D Lease ("Lease") between Sunnyvale VIII Trust, a Maryland business trust ("Landlord"), and CacheFlow Inc., a Delaware corporation ("Tenant").

                                   RECITALS

WHEREAS, the undersigned Landlord and Tenant have executed and delivered the Lease to which this Work Letter is attached, and into which this Work Letter is fully incorporated by reference;

WHEREAS, the Lease provides for the leasing of space (the "Premises") within the building ("Building") located at 477 Potrero, Sunnyvale, California (the "Property")

WHEREAS, Landlord and Tenant desire to set forth herein their respective agreements regarding the improvement of the Premises and Building;

NOW, THEREFORE, in consideration of the foregoing recitals, the execution and delivery of the Lease by the parties hereto, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:

Section 1. DEFINITIONS.

1.01. Defined Terms. Capitalized terms used in the Lease and this Work Letter shall have the same meanings ascribed to them in the Lease. Otherwise, the capitalized terms used in this Work Letter shall have the meaning ascribed to them at the point where defined.

1.02. "Base Building Improvements" shall mean the shell improvements to the Building provided by Landlord, at Landlord's sole cost and expense, shown in Exhibit C-1.

1.03 "Tenant Improvements" shall mean the improvements constructed and installed in the Premises by Tenant in accordance with the Tenant Improvement Plans and the Tenant Improvement Working Drawings as defined in Section 2.02 below.

1.04 "Tenant Improvement Plan" shall mean the space plan for the Tenant Improvements attached hereto as Exhibit C-2.

1.05 "Site Improvements" shall mean the improvements outside of the Building on the Property to be constructed by Landlord, at Landlord's sole cost and expense, prior to the Commencement Date shown in Exhibit C-1.

1.06 "Improvements" shall mean the combined Base Building Improvements and the Tenant Improvements.

1.07 "Punch List Items" shall mean minor details of construction or decoration or mechanical adjustments to the Base Building Improvements that do not materially interfere with Tenant's occupancy of the Premises for the construction by Tenant's Contractor of the Tenant Improvements.

1.08 "Tenant's Contractor" shall mean: MAI Industries.

1.09 "Tenant's Architect" shall include: API Design.

1.10 "Allowance" shall mean the amount set forth in Section 43 of the Lease representing Landlord's contribution toward the construction of the Tenant Improvements to be applied toward all expenses associated with the construction, cabling space planning, engineering, construction drawings, construction management, signage and other necessary permits directly associated with the Tenant Improvements. Under no circumstances shall the Allowance be used for Tenant's due diligence review of the Premises (or this Lease) nor the design, acquisition or planning costs of Tenant's personal property, furniture, trade fixtures or equipment.

1.11 "Tenant Improvement Costs" shall mean the total cost of (i) the preparation of the Tenant Improvement Working Drawings, (ii) the construction and installation of the Tenant Improvements, and (iii) all other construction costs associated improving the Premises for Tenant's occupancy excluding the Base Building Improvements.

1.12 "Tenant Costs" shall mean the total of all Tenant Improvement Costs in excess of the Allowance.

1.13 "Landlord's Construction Representative" shall mean Mark Brannan of Nicholson Construction.

1.14 "Landlord's Contractor" shall mean Nicholson Construction.

1.15 "Ready for Occupancy" shall mean when Landlord's Construction Representative has in good faith furnished to Landlord a certificate that the Base Building Improvements has been substantially completed for purposes of Tenant's installation of the Tenant Improvements except for Punch List Work and Site Improvements, which Punch List Work and Site Improvements shall not materially and adversely interfere with Tenant's Work.

1.16 "Tenant's Work" shall mean the work of Tenant's Architect, engineer and Tenant's Contractor to design and construct the Tenant Improvements.

1.17 "Unavoidable Delays" Delays caused by: acts of God, unexpected enforcement actions of public agencies, labor disputes, fires, freight embargoes, lack of access, or other causes or contingencies beyond the reasonable control of Landlord.

Section 2. DRAWINGS AND SPECIFICATIONS

2.01 Approval of Base Building Improvements. The Base Building Improvements attached hereto are hereby approved by the parties for construction by Landlord.

2.02 Tenant Improvement Plans. The Tenant Improvement Plans attached to this Work Letter as Exhibit C-2 are preliminary plans and specifications for the construction of the Tenant Improvements. These Tenant Improvement Plans are hereby approved by Landlord and Tenant. Following the final execution of this Work Letter, Tenant will cause to be prepared and delivered to Landlord periodic progress prints and, on or before May 1, 2001, final plans and specifications and working drawings for the construction of the Tenant Improvements that will include structural, fire protection, life safety, mechanical and electrical working drawings, and final architectural drawings for the Tenant Improvements (collectively, Tenant Improvement Working Drawings). The Tenant Improvement Working Drawings will substantially conform to Tenant Improvement Plans as well as the Base Building Improvements Plans and shall not adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the Base Building Improvements or the structure or exterior appearance of the Building. No later than five (5) business days following Landlord's receipt thereof, Landlord shall either approve the Tenant Improvement Working Drawings or set forth in reasonable detail (which may be a mark-up of the plans) any changes necessary to bring the Tenant Improvement Working Drawings into substantial conformity with the Base Building Improvement Plans or Tenant Improvement Plans. Any modification to the Base Building Improvements required by the Tenant Improvement Working Drawings shall be identified by Landlord as a Change Order (defined herein). Landlord will not unreasonably object to any items in the Tenant Improvement Working Drawings necessitated by applicable law or City of Sunnyvale requirements, provided that any increased cost or delay resulting from such change, which would not be applicable to the Base Building Improvements except for the design of Tenant's Tenant Improvements, shall be a Tenant Cost and/or a Tenant Delay. Upon receipt of Landlord's comments, Tenant shall undertake such revisions as are reasonable and prepare final Tenant Improvement Working Drawings. Tenant shall resubmit any disapproved plan to Landlord for approval within five (5) business days which shall be reviewed by Landlord to confirm that Landlord's response to the proposed Tenant Improvement Working Drawings has been incorporated into the final Tenant Improvement Working Drawings and that the final Tenant Improvement Working Drawings conform to the Base Building Improvements Plans with such changes as Tenant may have determined. The above process will be repeated until the Tenant Improvement Working Drawings are approved by Landlord. Upon approval of the Tenant Improvement Working Drawings by Landlord and Tenant, the final drawings and specifications will be referred to as the Approved Tenant Improvement Working Drawings. Tenant acknowledges that Landlord shall review Tenant's drawings for Landlord's sole benefit which cannot be relied upon by Tenant with respect to the adequacy of such plans or their conformance with applicable law. Failure of Tenant to prepare Tenant Improvement Working Drawings which are approved by Landlord on or before May 1, 2001 shall constitute a Tenant Delay hereunder.

2.03 Revisions to Approved Tenant Improvement Working Drawings. If at any time after approval of the Approved Tenant Improvement Drawings Tenant desires to make revisions, Tenant shall submit proposed working drawings and specifications reflecting such changes to Landlord ("Change Order"). Landlord shall promptly review such drawings and specifications and shall notify Tenant of any comments thereon or proposed revisions thereto within three (3) business days after receiving such drawings and specifications. Tenant shall resubmit to Landlord any such drawings and specifications which are not approved by Landlord within five (5) days after Landlord's disapproval, with such revisions as are reasonably requested by Landlord. Upon Landlord approval of the drawings and specifications, such drawings and specifications shall constitute the Approved Tenant Improvement Working Drawings. Tenant shall be responsible for all costs associated with any changes to the Working Drawings. In the event such changes require modification to the Base Building Improvements, Landlord shall obtain promptly from Landlord's Contractor the amount of any adjustment in the Tenant Improvement Costs, Tenant Delay or Tenant Delay costs resulting from such revisions and submit the amount thereof to Tenant for Tenant's approval. Within five (5) days of receipt of Landlord's estimate, Tenant shall advise Landlord whether to proceed or not to proceed with the Base Building Improvement modifications. Upon Tenant's approval of the revised Tenant Costs, Tenant shall be deemed to have given full authorization to Landlord to proceed with the work of constructing and installing changes to the Base Building Improvements in accordance with the Approved Tenant Improvement Working Drawings, as revised, at Tenant's sole cost and expense.

2.04 Additional Provisions. Landlord may charge Tenant reasonable and actual fees incurred to Landlord's Management Agent, Landlord's architect, Landlord's Construction Representative or Landlord's outside engineers and consultants for
(A) work in reviewing Tenant requested revisions to the Approved Tenant Improvement Working Drawings and any review of construction by Tenant's Contractor related to such Tenant requested revisions or Change Orders; (B) reasonable fees with respect to design and construction of structural modifications to the Base Building Improvements necessitated by the Approved Tenant Improvement Working Drawings or any Change Orders; and (C) other fees, if any, specifically authorized under the Lease or this Work Letter. Tenant shall use the HVAC and electrical engineers identified in attached Exhibit C-3 or as reasonably approved by Landlord for design of the Tenant Improvements. If Tenant's engineer is not approved by Landlord for the Tenant Improvements, Tenant may nevertheless employ such engineer for such purpose, and Landlord within Landlord's reasonable judgment, may consult with an independent engineer, or other consultant with respect to such improvements and Tenant will reimburse Landlord for the reasonable fees and expenses incurred by Landlord.

Section 3. PAYMENT OF COSTS

3.01 Tenant Contractor Payments. Tenant shall be responsible for all payments to Tenant's Contractor. Landlord shall reimburse Tenant in the amount of the Tenant Improvement Allowance in the following manner: Upon Tenant's request (but not more often than once per month) as the Tenant Improvements are constructed and subject to a retention of ten percent (l0%), Landlord shall make progress payments, on a pro rata basis to Tenant from the Tenant Improvement Allowance in the proportion that the Allowance bears to the total cost for the construction of the Tenant Improvements, based upon paid invoices and properly executed conditional lien releases submitted from Tenant's Contractor and the Tenant's Architect's certification that such work has been properly completed through the date of such progress payment. Landlord shall pay the balance of the Tenant Improvement Allowance upon receipt of properly executed mechanics lien releases in compliance with California Civil Code Section 3262(d)(4) (Unconditional Waiver and Release Upon Final Payment). Landlord shall be entitled to suspend construction of the Tenant Improvements and to declare an Event of Default under the terms of the Lease if payment by Tenant of any amounts required to be paid by Tenant under this Paragraph 3.01 are not received by Tenant's Contractor in a timely manner.

3.02 Suspension of Landlord's Obligations. The obligation of Landlord to make any one or more payments pursuant to this Work Letter or to proceed with the construction of any Improvements shall be suspended without further act of the Parties during any such time as there exists any Event of Default under the Lease or any event or condition which, with the passage of time or the giving of notice or both would constitute such an Event of Default.

3.03 Alterations. Nothing in this Work Letter shall affect the obligations of Tenant under the Lease with respect to any Alterations, additions and improvements within the Premises other than to the extent shown in the Approved Tenant Improvement Working Drawings including without limitation, any obligation to obtain the prior written consent of Landlord with respect thereto.


Section 4. CONSTRUCTION OF BASE BUILDING

4.01. Construction of Base Building Improvements. Landlord will apply for and use diligent efforts to obtain the necessary permits and approvals for the construction of the Base Building Improvements. Landlord shall execute a construction contract with Landlord's Contractor who will diligently construct and complete the Base Building Improvements subject to any approved Change Orders required by the Approved Tenant Improvement Working Drawings. Provided the same does not materially delay substantial completion of the Base Building Improvements, Landlord specifically reserves the right to make at any time and from time to time during the construction of the Base Building Improvements, any changes necessary to obtain any permit or to comply with all applicable regulations, laws, ordinances, codes and rules or to achieve the compatibility, as reasonably determined by Landlord, of the Base Building Improvements with the shell and the core and the mechanical, plumbing, life safety and electrical systems of the Building and any third-party warranties. Landlord shall provide timely notice of any material change to Tenant. If in the reasonable judgment of Tenant's Architect any such change will require re-design or re-engineering of the Tenant Improvements, Landlord's Construction Representative shall meet with Tenant's Architect and attempt in good faith to modify any such change to avoid such re-design or re-engineering.

4.02. Condition of Improvements. Landlord's Contractor's construction contracts shall provide that all work performed will be performed in a good and workmanlike manner, will be of good quality and free from defects in materials, and workmanship, and will be completed in substantial compliance with Approved Base Building Improvement Working Drawings, as the same may have been modified by approved changes or other revisions, alterations or additions approved hereunder.

4.03 Punch List Work. The Premises shall be Ready for Occupancy notwithstanding Landlord's Construction Representative's submission of a punch list to Landlord's Contractor. Tenant may add Punch List Items for the Base Building Work at any time within ten (10) days after the Delivery Date. Landlord will cause Contractor to diligently complete any Punch List Items promptly, but in no event later than thirty (30) days from the Delivery Date with respect to the Premises, or thirty (30) days after Tenant's notice as the case may be, except for those items which would reasonably require in excess of thirty (30) days to complete which items Contractor shall commence to complete during said thirty day period and shall diligently prosecute to completion.

4.04. Warranties. Landlord shall obtain from Landlord's Contractor and appropriate subcontractors all commercially reasonable warranties that may be assigned in whole or in part to Tenant that all Base Building Improvements are free from defects in workmanship or materials for a period of no less than one year from the date of substantial completion thereof, provided that the roof warranty shall be for no fewer than ten (10) years. Landlord warrants that upon substantial completion thereof the Base Building Improvements installed by Landlord in accordance with the Base Building Plans shall be in compliance with applicable provisions of the Americans with Disabilities Act ("ADA"). Such warranty shall not apply to the extent Base Building Improvements have been modified by shell upgrades designed by Tenant's Architect or by installation of the Tenant Improvements. Tenant's sole and exclusive remedy for breach of Landlord's warranty shall be for Landlord to correct any non-compliant portions of the Base Building Improvements. Landlord shall assign the Landlord Contractor and equipment vendor warranties to Tenant upon request following the substantial completion of the Base Building Improvements.

4.05 Security During Construction. As part of the Base Building Improvements Landlord will relocate glass and glazing systems on the exterior of the Building. Landlord shall provide adequate security to prevent access to the Building through openings created by Landlord's glass and glazing work which would permit vandalism to Tenant's Improvements under construction in the Building.

Section 5. DELIVERY OF POSSESSION OF THE PREMISES; DELIVERY DATE

5.01 Delivery Date. Landlord shall be deemed to have delivered possession of the Premises to Tenant on the earlier of: (i) the date on which the Premises are Ready for Occupancy; or (ii) the date on which the Premises would have been Ready for Occupancy but for Tenant Delays (the "Delivery Date").

5.02 Delays in Delivery Date. Landlord shall exercise due diligence to cause Landlord's Contractor to cause the Delivery Date to occur on the Estimated Delivery Date. Any delay in the Delivery Date shall be governed by Section 4(b) of the Lease.

5.03 Approvals by Landlord. Any approval by Landlord of or consent by Landlord to any plans, specifications or other items to be submitted to and/or reviewed by Landlord for the Tenant Improvements pursuant to this Lease shall be deemed to be strictly limited to an acknowledgment of approval or consent by Landlord thereto and such approval or consent shall not constitute the assumption by Landlord of any responsibility for the accuracy, sufficiency or feasibility of any plans, specifications or other such items and shall not imply acknowledgment, representation or warranty by Landlord that the design is safe, feasible, structurally sound or will comply with any legal or any governmental requirements.

5.04. Tenant Delay. If Landlord's Contractor shall be delayed in substantially completing the Base Building Improvements as a result of: (a) Tenant's failure to timely submit the Tenant Improvement Working Drawings; (b) Tenant's revisions to the Approved Tenant Improvement Working Drawings which require modification to the Base Building Improvements; (c) Tenant's interference with Landlord's Contractor's schedule through Tenant's Work; (d) Change Orders; or (e) delays caused by Tenant in Landlord's construction (all of the foregoing being referred to herein collectively as "Tenant Delay"); then the Premises will be deemed to have been Ready for Occupancy (and Tenant's obligation to pay Base Rent shall be accelerated) one day earlier for each day of Tenant Delay, but in any case no earlier than April 1, 2001.

5.05 Unavoidable Delays: Landlord must identify any claimed Unavoidable Delay by written notice to Tenant ("Unavoidable Delay Notice"), which Notice shall specify the cause of the Unavoidable Delay as well as the estimated number of days that Delivery Date will be delayed by such Unavoidable Delay. Landlord may not claim any Unavoidable Delay which has not been timely documented by an Unavoidable Delay Notice, which does not actually cause a delay in the Delivery Date beyond the Estimated Delivery Date, or that is offset by a time saving caused by Tenant.

Section 6. CONSTRUCTION OF TENANT IMPROVEMENTS.

6.01. Pricing The Work. Tenant shall deliver a copy of the construction contract for construction of the Tenant Improvements (or other documentation verifying the construction budget and work to be performed) to Landlord, within two (2) business days following Tenant's execution thereof.

6.02 Administration of Tenant's Work. Following the Delivery Date and execution of a construction contract, Tenant's Contractor shall administer the construction of the Tenant Improvements in accordance with the Approved Tenant Improvement Working Drawings. Upon and following any entry into the Premises by Tenant's Contractor prior to the Commencement Date of the Lease Term, Tenant shall perform all of the obligations of Tenant applicable under the Lease during the Term (except the obligation to pay Monthly Rent and Additional Rent), including without limitation, obligations pertaining to insurance, indemnity, compliance with laws, Hazardous Materials and Alterations (Section 11), except to the extent specifically inconsistent with this Work Letter. If Tenant requests the installation of any Tenant Improvements that do not conform to the Approved Tenant Improvement Working Drawings or conflict with elements of the Approved Tenant Improvement Working Drawings or Base Building Plan after such administration begins, such request shall be deemed a Change Order and shall be subject to the provisions of Paragraph 2.03 hereof. Tenant Improvements shall comply with all applicable regulations, laws, ordinances, codes and rules, such compliance being the obligation of Tenant.

6.03 Indemnification. Tenant will indemnify, defend (with counsel reasonably satisfactory to Landlord), and hold Landlord harmless from all suits, claims, actions, loss, liability, cost, or expense (including claims for workers' compensation, attorney fees, and costs) based on personal injury or property damaged or contract claims (excluding any contracts to which Landlord is a party in which such case the terms of such contract shall apply) arising from the construction of the Tenant's Improvements, except to the extent the same arises from the negligence or willful misconduct of Landlord, its agents, contractors and invitees. Tenant will repair or, if reasonably necessary, replace (or, at Landlord's election, reimburse Landlord for the reasonable cost of repairing or so replacing) any portion of the Building, Base Building Improvements or item of Landlord's equipment or any of Landlord's real or personal property damaged, lost, or destroyed by Tenant, its contractors, subcontractors or suppliers or any other tenant, invitee or guest of Tenant in the performance of Tenant's Improvements. Landlord shall give Tenant notice of any such claimed loss within ninety (90) days of such loss.

6.04 Insurance. Tenant's Contractor will obtain and provide Landlord with certificates evidencing Worker's Compensation, public liability, property damage and Builder's All Risk insurance in amounts and forms and with companies in the amounts set forth in Section 15 of the Lease or otherwise as reasonably approved by Landlord, and in addition naming Landlord and Landlord's constituent members, partners and agents (including Managing Agent) as additional insureds. Tenant shall confirm that Tenant's Contractor requires and obtains evidence of such insurance in customary amounts and forms from all of its subcontractors and suppliers.

6.05 Rules and Regulations. Tenant and Tenant's Contractor will comply with any reasonable rules, regulations, or requirements that Landlord or Landlord's Contractor may impose by written notice to Tenant given sufficiency in advance to permit such compliance. Tenant's agreement with Tenant's Contractor will require each of the general contractor and subcontractors to keep the Premises and Property in a reasonably safe, clean and orderly condition during the performance of the Tenant's Improvements.

6.06 Tenant's Contractors. Tenant's Contractor will licensed in California and bondable.

6.07 Early Entry. Pursuant to Section 3 of the Lease, and prior to the Delivery Date, Landlord will permit entry of Tenant's Contractor and subcontractors into the Premises for the purposes of performing Tenant's Improvements. Such entry shall be at the times that Landlord's Contractor reasonably deems feasible under the circumstances and pursuant to the requirements of this Section 6. Tenant's license to enter before commencement of the Term is expressly conditioned on the contractor retained by Tenant working in harmony and not interfering with the workers, mechanics, and contractors of Landlord. If at any time the entry or work by Tenant's Contractor causes any unreasonable interference with the construction of the Base Building Improvements, Landlord shall so notify Tenant and Tenant shall instruct Tenant's Contractor to comply with the reasonable requests of Landlord's contractor and cease the activity causing such interference. Tenant's work shall not interfere with the completion of the Base Building Improvements and any such interference may be considered a Tenant Delay hereunder.

6.08 Risk of Loss. All materials, work, installations, and decorations of any nature brought on or installed in the Premises by or on behalf of Tenant before the commencement of the Term will be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf will be responsible for any damage, loss, or destruction except for damage arising from their gross negligence or willful misconduct.

6.09 Condition of Tenant's Improvements. All work performed by Tenant will be performed in a good and workmanlike manner, will be of good quality and free from defects in design, materials, and workmanship, and will be completed in strict compliance with the Approved Tenant Improvement Working Drawings, as the same may have been modified by Tenant by Change Orders or otherwise. All work to be performed by or for Tenant pursuant to this Work Letter will be performed diligently, in a first-class manner, and in compliance with all applicable laws, ordinances, regulations, and rules of any public authority having jurisdiction over the Premises and Tenant and (if applicable) Landlord's insurance carriers. Landlord will have the right, but not the obligation, to periodically inspect the work on the Premises and, if any work fails to conform to the Approved Tenant Improvement Working Drawings, may require changes in the method or quality of the work to conform to such approved plans and specifications. Tenant shall file and provide Landlord with a copy of the Notice of Completion, Certificate of Occupancy (or equivalent document) and any other required permit or notice for the Tenant Improvements. Upon completion of the Tenant Improvements, which Tenant shall complete on or before August 1, 2001, Tenant shall provide Landlord with Tenant's Architect's Certificate of Substantial Completion (in substance reasonably equivalent to AIA Form G704) and a set of "as-built" drawings for the completed Tenant Improvement work.

Section 7. MISCELLANEOUS.

7.01 Tenant's Representative. Tenant hereby designates Cindy Mallay of CacheFlow, Inc., as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter, and Landlord shall be entitled to rely upon the decisions and agreements made by such representative as binding upon Tenant.

7.02 Landlord's Representative. Landlord hereby designates Michael Newbro of Makai Properties ("Managing Agent") as its sole representatives with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

7.03 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an Event of Default as described in Section 22 of the Lease or a material default by Tenant under this Work Letter has occurred at any time on or before the Commencement Date, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Allowance, and
(ii) all other obligations of Landlord under the terms of this Work Letter shall be suspended until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the Delivery Date or Commencement Date caused by such inaction by Landlord),

7.04 Merger. The provisions of this Work Letter are deemed incorporated into the Lease and together shall be interpreted as one document. Except as expressly set forth in this Work Letter, Landlord has no other agreement with Tenant and has no other obligation to do any work or pay any amounts with respect to the Premises. Any other work on the Premises that may be permitted by

Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease.

7.05 Applicability of Work Letter. This Work Letter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of damage or destruction of the Premises, condemnation of the Premises, or renewal or extension of the initial term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

IN WITNESS WHEREOF, the parties have executed this Work Letter as of the date of the Lease.

"Landlord": Sunnyvale VIH Trust, a Maryland business trust


/s/ [ILLEGIBLE]
---------------------------------
    [ILLEGIBLE], Vice President
Date: _________ ___, 2001

"Tenant": CacheFlow Inc., a Delaware corporation


/s/ Brian NeSmith
---------------------------------
Brian NeSmith, President and CEO
Date: _________ ___, 2001

                                                                     Exhibit C-l
                          BASE BUILDING IMPROVEMENTS
                             AND SITE IMPROVEMENTS

477-475 Potrero Avenue, Sunnyvale California

Base Building Improvements
--------------------------

     1. Demolition of interior improvements and return to cold shell condition.
     2. Relocate glass and glazing system to exterior wall location on first floor, in accordance with plans provided by Landlord's Architect dated 3-2l-01 as previously approved by Tenant's Architect.
     3. Complete seismic retrofit as defined in plans and specifications provided by A.S.E. Consulting Engineers, Inc. dated 12-20-00.
     4. Install new roof membrane (including a 10-year manufacturers warranty).
     5. Upgrade and refurbish the elevator, including new ADA phone and position indicator, hall stations with jamb braille and fire signage, microlight door detector, ADA car riding lantern and gong, handrails and pad buttons, and interior laminated panels with stainless steel reveals.

Site Improvements
-----------------
     1. Upgrade landscaping in accordance with plans and specifications approved by the City of Sunnyvale and furnished by Winterbotham Partnership dated 03-29-01.
     2. Upgrade the ADA access to the building by installing new access approaches at the North and South elevations, and furnishing a new ramp at the East entry in accordance with the Site Plan provided by Landlord's Architect dated 3-26-01 and as required by the City of Sunnyvale.
     3.   Tex-cote and paint the Building exterior with elastomeric paint
     4. Re-seal and Re-stripe the Property parking lot, and remove speed bumps.